THIRD AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT


                                   among


                        TRICO MARINE SERVICES, INC.
                         TRICO MARINE ASSETS, INC.
                       TRICO MARINE OPERATORS, INC.


                                    and


                          the Banks named herein


                                    and


              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
                          as Administrative Agent


                          WELLS FARGO BANK, N.A.
                              as Issuing Bank


           CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH
                          as Documentation Agent

                         BANK ONE LOUISIANA, N.A.
                           as Syndication Agent

                         dated as of July 19, 1999

                             TABLE OF CONTENTS


SECTION                                                                 PAGE

Section 1. DEFINITIONS AND RULES OF INTERPRETATION                         2
SECTION 1.1  DEFINITIONS                                                   2
SECTION 1.2  RULES OF INTERPRETATION                                       15
SECTION 2. THE REVOLVING CREDIT FACILITY                                   16
SECTION 2.1  COMMITMENT TO LEND                                            16
SECTION 2.2  COMMITMENT FEE                                                16
SECTION 2.3  REDUCTION OF COMMITMENTS                                      16
SECTION 2.4  THE NOTES                                                     17
SECTION 2.5  INTEREST ON LOANS                                             17
SECTION 2.6  REQUESTS FOR LOANS                                            18
SECTION 2.7  LOANS TO COVER REIMBURSEMENT OBLIGATIONS                      18
SECTION 2.8  ELECTION OF EUROCURRENCY RATE; NOTICE OF ELECTION; INTEREST
PERIODS; MINIMUM AMOUNTS                                                   18
SECTION 2.9  FUNDS FOR LOANS                                               19
  SECTION 2.9.1.  FUNDING PROCEDURES                                       19
  SECTION 2.9.2.  ADVANCES BY ADMINISTRATIVE AGENT                         20
SECTION 2.10  INTENTIONALLY OMITTED                                        20
SECTION 2.11  INTENTIONALLY OMITTED                                        20
SECTION 2.12  MATURITY OF THE LOANS                                        20
SECTION 2.13  MANDATORY REPAYMENTS OF LOANS                                20
SECTION 2.14  OPTIONAL REPAYMENTS OF LOANS                                 21
SECTION 3. LETTERS OF CREDIT                                               21
SECTION 3.1  LETTER OF CREDIT COMMITMENT                                   21
  SECTION 3.1.1.  COMMITMENT TO ISSUE LETTERS OF CREDIT                    21
  SECTION 3.1.2.  LETTER OF CREDIT APPLICATIONS                            22
  SECTION 3.1.3.  TERMS OF LETTERS OF CREDIT                               22
  SECTION 3.1.4.  REIMBURSEMENT OBLIGATIONS OF BANKS                       22
  SECTION 3.1.5.  PARTICIPATIONS OF BANKS                                  22
SECTION 3.2  REIMBURSEMENT OBLIGATION OF THE BORROWERS                     22
SECTION 3.3  LETTER OF CREDIT PAYMENTS                                     23
SECTION 3.4  OBLIGATIONS ABSOLUTE                                          24
SECTION 3.5  RELIANCE BY ISSUER                                            24
SECTION 3.6  FEES                                                          25
SECTION 4. INTENTIONALLY OMITTED                                           25
SECTION 5. CERTAIN GENERAL PROVISIONS                                      25
SECTION 5.1  FEES                                                          25
SECTION 5.2  INTENTIONALLY OMITTED                                         25
SECTION 5.3  FUNDS FOR PAYMENTS                                            25
  SECTION 5.3.1  PAYMENTS TO ADMINISTRATIVE AGENT                          25
  SECTION 5.3.2  NO OFFSET, ETC                                            25
SECTION 5.4  COMPUTATIONS                                                  26
SECTION 5.5  ADDITIONAL COSTS, ETC.                                        27
SECTION 5.6  CAPITAL ADEQUACY                                              28
SECTION 5.7  CERTIFICATE                                                   28
SECTION 5.8  INTEREST AFTER DEFAULT                                        28
SECTION 5.9  CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS       29
SECTION 5.10  INABILITY TO DETERMINE EUROCURRENCY RATE                     30
SECTION 5.11  ILLEGALITY                                                   30
SECTION 5.12  INDEMNITY                                                    31
SECTION 5.13  REPLACEMENT OF BANKS                                         31
SECTION 6. COLLATERAL SECURITY AND GUARANTIES                              32
SECTION 7. REPRESENTATIONS AND WARRANTIES                                  32
SECTION 7.1  CORPORATE AUTHORITY                                           32
  SECTION 7.1.1.  INCORPORATION; GOOD STANDING                             32
  SECTION 7.1.2.  AUTHORIZATION                                            32
  SECTION 7.1.3.  ENFORCEABILITY                                           33
SECTION 7.2  GOVERNMENTAL APPROVALS                                        33
SECTION 7.3  TITLE TO PROPERTIES; LEASES                                   33
SECTION 7.4  FINANCIAL STATEMENTS                                          33
SECTION 7.5  NO MATERIAL CHANGES; SOLVENCY                                 34
SECTION 7.6  BUSINESS                                                      34
SECTION 7.7  LITIGATION                                                    34
SECTION 7.8  INTENTIONALLY OMITTED                                         35
SECTION 7.9  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.                 35
SECTION 7.10  TAX STATUS                                                   35
SECTION 7.11  NO EVENT OF DEFAULT                                          35
SECTION 7.12  HOLDING COMPANY AND INVESTMENT COMPANY ACTS                  35
SECTION 7.13  ABSENCE OF ENCUMBRANCES, ETC.                                35
SECTION 7.14  PERFECTION OF SECURITY INTEREST; COLLATERAL                  35
SECTION 7.15  CERTAIN TRANSACTIONS                                         36
SECTION 7.16  EMPLOYEE BENEFIT PLANS                                       36
  SECTION 7.16.1.  IN GENERAL                                              36
  SECTION 7.16.2.  TERMINABILITY OF WELFARE PLANS                          36
  SECTION 7.16.3.  GUARANTEED PENSION PLANS; MULTIEMPLOYER PLANS           36
SECTION 7.17  REGULATIONS U AND X; USE OF PROCEEDS                         36
SECTION 7.18  ENVIRONMENTAL COMPLIANCE                                     37
SECTION 7.19  SUBSIDIARIES                                                 38
SECTION 7.20  CHIEF EXECUTIVE OFFICE; BOOKS AND RECORDS                    39
SECTION 7.21  DISCLOSURE                                                   39
SECTION 7.22  FISCAL YEAR                                                  39
SECTION 7.23  NO LABOR AGREEMENTS                                          39
SECTION 7.24  CONCERNING THE VESSELS                                       39
SECTION 8.  AFFIRMATIVE COVENANTS                                          40
SECTION 8.1  PUNCTUAL PAYMENT                                              40
SECTION 8.2  MAINTENANCE OF OFFICE                                         40
SECTION 8.3  RECORDS AND ACCOUNTS                                          40
SECTION 8.4  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION            41
SECTION 8.5  NOTICES                                                       42
  SECTION 8.5.1.  DEFAULTS                                                 42
  SECTION 8.5.2.  ENVIRONMENTAL EVENTS                                     42
  SECTION 8.5.3.  NOTIFICATION OF CLAIMS AGAINST COLLATERAL                42
  SECTION 8.5.4.  NOTICE OF LITIGATION AND JUDGMENTS                       42
SECTION 8.6  CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES                43
SECTION 8.7  INSURANCE                                                     43
SECTION 8.8  TAXES AND CLAIMS                                              43
SECTION 8.9  INSPECTION OF PROPERTIES AND BOOKS, ETC.                      44
SECTION 8.10  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS       44
SECTION 8.11  USE OF PROCEEDS                                              44
SECTION 8.12  CONCERNING THE VESSELS                                       44
SECTION 8.13  FURTHER ASSURANCES                                           45
SECTION 8.14  ADDITIONAL GUARANTORS                                        45
SECTION 8.15  YEAR 2000 COMPLIANCE                                         45
SECTION 9. CERTAIN NEGATIVE COVENANTS                                      46
SECTION 9.1  RESTRICTIONS ON INDEBTEDNESS                                  46
SECTION 9.2  RESTRICTIONS ON LIENS                                         48
SECTION 9.3  RESTRICTIONS ON INVESTMENTS                                   50
SECTION 9.4  DISTRIBUTIONS                                                 51
SECTION 9.5  MERGER, CONSOLIDATION AND SALE OF ASSETS                      51
  SECTION 9.5.1.  MERGERS AND ACQUISITIONS                                 51
  SECTION 9.5.2.  DISPOSITION OF ASSETS                                    52
SECTION 9.6  COMPLIANCE WITH ENVIRONMENTAL LAWS                            52
SECTION 9.7  EMPLOYEE BENEFIT PLANS                                        53
SECTION 9.8  BUSINESS ACTIVITIES                                           53
SECTION 9.9  CHANGE OF CHIEF EXECUTIVE OFFICE OR CORPORATE NAME            53
SECTION 9.10  FISCAL YEAR                                                  53
SECTION 9.11  TRANSACTIONS WITH AFFILIATES                                 53
SECTION 9.12  MODIFICATION OF CERTAIN DOCUMENTS                            53
SECTION 9.13  UPSTREAM LIMITATIONS                                         53
SECTION 9.14  INCONSISTENT AGREEMENTS                                      54
SECTION 9.15  NO PREPAYMENTS, ETC.                                         54
SECTION 10.  FINANCIAL COVENANTS                                           54
SECTION 10.1  DEBT SERVICE COVERAGE RATIO                                  54
SECTION 10.2  LEVERAGE RATIO                                               54
SECTION 10.3  TANGIBLE NET WORTH                                           55
SECTION 10.4  MINIMUM MORTGAGED VESSEL VALUE                               55
SECTION 10.5  CAPITAL EXPENDITURES                                         55
SECTION 11.  CLOSING CONDITIONS                                            56
SECTION 11.1  DELIVERY OF DOCUMENTS                                        56
SECTION 11.2  CERTIFIED COPIES OF CORPORATE DOCUMENTS; RESOLUTIONS         56
SECTION 11.3  CORPORATE ACTION                                             56
SECTION 11.4  INCUMBENCY CERTIFICATE                                       56
SECTION 11.5  VALIDITY OF LIENS                                            56
SECTION 11.6  PERFECTION CERTIFICATES AND LIEN SEARCH RESULTS              57
SECTION 11.7  CERTIFICATES OF INSURANCE                                    57
SECTION 11.8  FINANCIAL CONDITION                                          57
SECTION 11.9  SOLVENCY CERTIFICATE                                         57
SECTION 11.10  OPINIONS OF COUNSEL                                         57
SECTION 11.11  PAYMENT OF FEES AND EXPENSES                                57
SECTION 11.12  BORROWING NOTICE                                            58
SECTION 11.13  APPRAISALS OF VESSELS, CLASS CONFIRMATIONS                  58
SECTION 11.14  CONCURRENT FUNDING                                          58
SECTION 11.15  YEAR 2000                                                   58
SECTION 11.16  TERMINATION OF EXISTING CREDIT AGREEMENT                    58
SECTION 11.17  CERTIFICATE OF EXISTENCE; GOOD STANDING AND QUALIFICATION
TO DO BUSINESS                                                             58
SECTION 11.18  Other DOCUMENTS                                             59
SECTION 12.  CONDITIONS TO ALL BORROWINGS                                  59
SECTION 12.1  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT                    59
SECTION 12.2  NO LEGAL IMPEDIMENT                                          59
SECTION 12.3  GOVERNMENTAL REGULATION                                      59
SECTION 12.4  PROCEEDINGS AND DOCUMENTS                                    59
SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; ETC.                         60
SECTION 13.1  EVENTS OF DEFAULT AND ACCELERATION                           60
SECTION 13.2  TERMINATION OF COMMITMENTS                                   62
SECTION 13.3  REMEDIES                                                     62
SECTION 13.4  DISTRIBUTION OF COLLATERAL PROCEEDS                          63
SECTION 14.  SETOFF                                                        64
SECTION 15.  THE ADMINISTRATIVE AGENT                                      64
SECTION 15.1  AUTHORIZATION                                                64
SECTION 15.2  EMPLOYEES AND AGENTS                                         65
SECTION 15.3  NO LIABILITY                                                 65
SECTION 15.4  NO REPRESENTATIONS                                           65
SECTION 15.5  PAYMENTS                                                     66
  SECTION 15.5.1.  PAYMENTS TO ADMINISTRATIVE AGENT                        66
  SECTION 15.5.2.  DISTRIBUTION BY ADMINISTRATIVE AGENT                    66
  SECTION 15.5.3.  DELINQUENT BANKS                                        66
SECTION 15.6  HOLDERS OF NOTES                                             67
SECTION 15.7  INDEMNITY                                                    67
SECTION 15.8  ADMINISTRATIVE AGENT AS BANK                                 67
SECTION 15.9  RESIGNATION                                                  67
SECTION 15.10  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT              68
SECTION 15.11  DUTIES IN THE CASE OF ENFORCEMENT                           68
SECTION 15.12  DOCUMENTATION AGENT; SYNDICATION AGENT                      68
SECTION 16.  EXPENSES                                                      68
SECTION 17.  INDEMNIFICATION                                               69
SECTION 18.  SURVIVAL OF COVENANTS, ETC.                                   70
SECTION 19.  ASSIGNMENT AND PARTICIPATION                                  70
SECTION 19.1  CONDITIONS TO ASSIGNMENT BY BANKS                            70
SECTION 19.2  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;         71
COVENANTS                                                                  72
SECTION 19.3  REGISTER                                                     72
SECTION 19.4  NEW NOTES                                                    72
SECTION 19.5  PARTICIPATIONS                                               73
SECTION 19.6  DISCLOSURE                                                   73
SECTION 19.7  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER         73
SECTION 19.8  MISCELLANEOUS ASSIGNMENT PROVISIONS                          74
SECTION 19.9  ASSIGNMENT BY BORROWERS                                      74
SECTION 20.  NOTICES, ETC.                                                 74
SECTION 21.  GOVERNING LAW                                                 75
SECTION 22.  HEADINGS                                                      75
SECTION 23.  COUNTERPARTS                                                  75
SECTION 24.  ENTIRE AGREEMENT, ETC.                                        75
SECTION 25.  WAIVER OF JURY TRIAL                                          75
SECTION 26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.                           75
SECTION 27.  SEVERABILITY                                                  76
SECTION 28.  PARI PASSU TREATMENT                                          76
SECTION 29.  INTENTIONALLY OMITTED                                         77
SECTION 30.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION                 77
SECTION 30.1  SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY            77
SECTION 30.2  CONFIDENTIALITY                                              78
SECTION 30.3  PRIOR NOTIFICATION                                           78
SECTION 30.4  OTHER                                                        78
SECTION 31.  INTEREST                                                      79
SECTION 32.  NO ORAL AGREEMENTS                                            80
SECTION 33.  ARBITRATION                                                   80


EXHIBITS:

Exhibit A Form of Note
Exhibit B Form of Loan Request
Exhibit C Form of Compliance Certificate
Exhibit D Form of Assignment and Acceptance

SCHEDULES:

Schedule 1.1   Banks; Commitments; Commitment Percentages; Address for Notices
Schedule 7.19  Subsidiaries
Schedule 7.23  Labor Agreements
Schedule 7.24  Vessels of Borrowers and Parent
Schedule 9.1   Existing Indebtedness
Schedule 9.2   Vessel Liens
Schedule 9.3   Existing Investments

                        THIRD AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT


     This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, amended and restated as of July 19, 1999 is by and among (a) TRICO MARINE OPERATORS, INC. ("Marine Operators"), a Louisiana corporation having its principal place of business and chief executive office at 250 North American Court, Houma, Louisiana 70363, TRICO MARINE ASSETS, INC. ("Marine Assets"), a Delaware corporation having its principal place of business and chief executive office at 250 North American Court, Houma, Louisiana 70363 (each of Marine Operators and Marine Assets, a "Borrower", and, collectively, the "Borrowers"), (b) TRICO MARINE SERVICES, INC. (the "Parent"), a Delaware corporation having its principal place of business and chief executive office at 250 North American Court, Houma, Louisiana 70363, (c) the financial institutions listed on SCHEDULE 1.1 hereto and such other financial institutions as may become parties to this Agreement from time to time in accordance with the terms hereof (individually, a "Bank" and collectively, the "Banks"), (d) WELLS FARGO BANK, N.A., as Issuing Bank, and (e) WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION as administrative agent for itself, the Issuing Bank and such financial institutions (the "Administrative Agent"), CHRISTIANIA BANK OG KREDITKASSE ASA, New York Branch as documentation agent for itself and such financial institutions (the "Documentation Agent") (collectively the "Agents" and/or "Arrangers").

     WHEREAS, pursuant to a Second Amended and Restated Revolving Credit Agreement, dated as of March 13, 1998 (the "Existing Credit Agreement") among Marine Operators, Marine Assets, the Parent, the banks party thereto (the "Existing Banks") and BankBoston, N.A., as agent for the Existing Banks (the "Existing Agent"), the Existing Banks and the Existing Agent have made loans to, and otherwise extended credit to Marine Operators and Marine Assets;

     WHEREAS, pursuant to that certain Master Assignment of Notes and Other Loan Documents and that certain Assignment of Preferred Fleet Mortgage, Liens and Other Loan Documents (collectively, the "Assignment") each dated of even date herewith, the Existing Agent and the Existing Banks shall assign all of their rights, titles and liabilities under the Existing Credit Agreement and the notes, security documents and other loan documents to the Administrative Agent, the Issuing Bank and the Banks pursuant to the terms thereof.

     WHEREAS, immediately after giving effect to the Assignment, but subject to the conditions precedent set forth herein, the Borrowers, Parent, Administrative Agent, Documentation Agent and the Banks desire to amend and restate the Existing Credit Agreement, the notes and the liens arising under the loan documents defined in the Existing Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree that, on and as of the Closing Date, the Existing Credit Agreement hereby is amended and restated in its entirety as follows:

     SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

     SECTION 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this SECTION 1 or elsewhere in the provisions of this Agreement referred to below:

     ACQUISITION. Any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, or (b) the acquisition of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary of such Person.

     ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrowers pursuant to SECTION 8.4(c) hereof.

     ADMINISTRATIVE  AGENT.   As  defined  in  the  introductory  paragraph
hereof.

     ADMINISTRATIVE   AGENT-RELATED  PERSONS.  Administrative  Agent,   its
Affiliates,   and   their   respective   officers,  directors,   employees,
representatives and agents.

     AFFILIATE. Any Person that directly or indirectly controls, is controlled by or under common control with another Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     AGENTS.   Collectively  the Administrative Agent and the Documentation
Agent.

     AGREEMENT.   This  Third  Amended   and   Restated   Revolving  Credit
Agreement, including the Schedules and Exhibits hereto.

     APPLICABLE MARGIN. With respect to Base Rate Loans and Eurocurrency Rate Loans the respective rates as determined under the Pricing Grid at the beginning of each quarter during the term thereof.

     APPRAISAL.  See SECTION 8.4(f) hereof.

     ARRANGER.  Wells Fargo and Christiania.

     ASSIGNMENT.  As defined in the preamble hereto.

     ASSIGNMENT AND ACCEPTANCE.  See SECTION 19.1 hereof.

     BALANCE SHEET DATE.  March 31, 1999.

     BANKS.  Wells  Fargo  and  the  other  lending  institutions listed on
SCHEDULE 1.1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to SECTION 19 hereof.

     BASE RATE. For any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "reference rate" (the "reference rate" is a rate set by Administrative Agent based upon various factors including costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     BASE  RATE  LOAN.   Any  Loan  or  portion  thereof  bearing  interest
calculated by reference to the Base Rate.

     BORROWERS.  As defined in the preamble hereto.

     BUSINESS DAY. Any day on which banking institutions in Houston, Texas, San Francisco, California and New Orleans, Louisiana are open for the transaction of banking business and, with respect to a Eurocurrency Rate Loan, also a day which is a Eurocurrency Business Day.

     CAPITAL ASSETS. Fixed assets, both tangible (such as vessels, land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by a Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     CAPITALIZED LEASES. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See SECTION 7.18 hereof.

     CHRISTIANIA. Christiania Bank og Kreditkasse ASA, New York Branch in its individual capacity.

     CLOSING  DATE.   The  first  date on which the conditions set forth in
SECTION 11 have been satisfied, which in no event shall be later than September 1, 1999.

     CLOSING FEE.  See SECTION 5.1 hereof.

     CODE.   The  Internal Revenue Code of 1986 as amended, and regulations promulgated thereunder.

     COLLATERAL. Those Vessels and other property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     COMMITMENT.   With  respect  to  each Bank, the amount  set  forth  on
SCHEDULE 1.1 attached hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT FEE.  See SECTION 2.2.

     COMMITMENT PERCENTAGE.   With  respect  to  each  Bank, the amount set
forth on SCHEDULE 1.1 attached hereto as such Bank's percentage of the Total Commitment.

     CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED EBITDA. For any period, the consolidated Net Income of the Parent and its Subsidiaries for such period, after all expenses and other proper charges, but before payment or provision for any income taxes, interest expense, depreciation or amortization for such period, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

     CONSOLIDATED NET TANGIBLE ASSETS. With respect to the Parent and its Restricted Subsidiaries and as at any date, the sum of the amounts that would appear on a consolidated balance sheet of the Parent and its Restricted Subsidiaries as the total assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles and after deducting therefrom, (a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and (b) the aggregate amount of liabilities of the Parent and its Restricted Subsidiaries which may properly be classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     CONVERSION REQUEST. A notice given by the Borrowers to the Administrative Agent of such Borrower's election to convert a Loan to a Loan of another Type or to continue a Loan as a Loan of a certain Type, in each case in accordance with SECTION 2.8.

     DEBT SERVICE COVERAGE RATIO. As at the end of any fiscal quarter, the ratio of (a) the consolidated Operating Cash Flow of the Parent and its Subsidiaries for the period of the four (4) consecutive fiscal quarters of the Parent ending on such date to (b) consolidated Total Debt Service of the Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters of the Parent ending on such date; PROVIDED, that for purposes of calculating the Debt Service Coverage Ratio for the fiscal quarter of the Parent ending on (i) September 30, 1999, consolidated Operating Cash Flow and Total Debt Service shall be the consolidated Operating Cash Flow and Total Debt Service for the fiscal quarter then ending, (ii) December 31, 1999, consolidated Operating Cash Flow and Total Debt Service shall be the consolidated Operating Cash Flow and Total Debt Service for the period of the two fiscal quarters then ending, and (iii) March 31, 2000, consolidated Operating Cash Flow and Total Debt Service shall be the consolidated Operating Cash Flow and Total Debt Service for the period of the three fiscal quarters then ending PROVIDED, further, when calculating the Debt Service Coverage Ratio for any Test Period in which a Triggering Acquisition occurred, the calculation of the Debt Service Coverage Ratio shall be made on a Pro Forma Basis.

     DEFAULT.  See SECTION 13 hereof.

     DELINQUENT BANK.  See SECTION 15.5.3 hereof.

     DERIVATIVE CONTRACT. Any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     DOLLARS OR $. Dollars in lawful currency of the United States of America.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which all or any portion of any Loan is converted or continued in accordance with SECTION 2.8.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by a Borrower or the Parent or any ERISA Affiliate, other than a Multiemployer Plan.

     ENVIRONMENTAL LAWS.  See SECTION 7.18(a).

     ERISA.   The  Employee  Retirement  Income  Security  Act  of 1974, as
amended, and regulations promulgated thereunder.

     ERISA  AFFILIATE.   Any  Person  which is treated as a single employer
with a Borrower or the Parent under Section 414 of the Code.

     ERISA  REPORTABLE  EVENT.   A  reportable  event  with  respect  to  a
Guaranteed Pension Plan within the meaning of Section 4043 of ERISA as to which the requirement of notice has not been waived.

     EUROCURRENCY BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     EUROCURRENCY LENDING OFFICE.   Initially,  the  Administrative Agent's
head office; thereafter, such other office of the Administrative Agent, if any, that shall be making or maintaining Eurocurrency Rate Loans.

     EUROCURRENCY  RATE.   For  any  Interest  Period  with  respect  to  a
Eurocurrency Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Administrative Agent's Eurocurrency Lending Office is offered Dollar deposits two (2) Eurocurrency Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurocurrency Lending Office are customarily conducted at or about 11:00 a.m., London time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Rate Loan to which such Interest Period applies, divided by
(b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     EUROCURRENCY  RATE  LOANS.   Loans  or  any  portion  thereof  bearing
interest calculated by reference to the Eurocurrency Rate.

     EUROCURRENCY RESERVE RATE. For any day with respect to any Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EVENT OF DEFAULT.  See SECTION 13 hereof.

     EXCLUDED CAPITAL EXPENDITURES. For any fiscal year of the Parent, collectively, (i) Capital Expenditures not to exceed $26,140,000 incurred by the Borrowers during fiscal year 1999 in connection with the construction and completion of Northern Admiral, Hondo River, Spirit River and Stillwater River and (ii) any Capital Expenditure of the Parent or any of its Subsidiaries, where not less than seventy-five percent (75%) of the consideration paid or payable by the Parent and its Subsidiaries in connection therewith is funded with the Proceeds of a Permitted Equity Issuance.

     EXISTING BANKS.  As defined in the preamble hereto.

     EXISTING CREDIT AGREEMENT.  As defined in the preamble hereto.

     EXISTING AGENT.  As defined in the preamble hereto.

     FEE LETTER. That certain letter agreement, dated as of June 18, 1999, between the Parent, the Borrowers and the Administrative Agent, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     FUNDED DEBT. Without duplication and with respect to any Person and as at any date of determination, the aggregate principal amount of Indebtedness of such Person for borrowed money (other than short-term trade credit incurred in the ordinary course of business), the deferred purchase price of assets (other than short-term trade credit incurred in the ordinary course of business), Reimbursement Obligations (contingent or otherwise) in respect of Letters of Credit, and Capitalized Leases.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in SECTION 10, whether directly or indirectly through reference to a capitalized term used therein, means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect on the Balance Sheet Date and (b) when used in general, other than as provided above, means such principles as in effect from time to time.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by a Borrower or the Parent or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTIES. Collectively, the Parent Guaranty and any other guaranty of any of the Obligations hereunder from the Parent or any of its Subsidiaries to the Administrative Agent for the benefit of the Banks and the Issuing Bank.

     GUARANTORS.   Collectively,  the  Parent  and  each  other  Subsidiary
(direct and indirect) of the Parent which shall deliver a guaranty of the Obligations pursuant to SECTION 8.14 hereof.

     HIGHEST LAWFUL RATE. As of a particular date, the maximum nonusurious interest rate that under applicable federal and Texas law may then be contracted for, charged or received by the Banks in connection with the Obligations.

     INDEBTEDNESS. As to any Person, without duplication, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all net obligations with respect to Derivative Contracts and
(d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations, contingent and otherwise, to reimburse the issuer in respect of any letters of credit.

     INELIGIBLE  SECURITIES.   Securities which may not be underwritten  or
dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

     INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter commencing with the calendar quarter that includes the Drawdown Date thereof; and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     INTEREST PERIOD. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last Business Day of one of the periods set forth below, as selected by the Borrowers in a Loan Request (i) for any Base Rate Loan, the last Business Day of the calendar quarter; and (ii) for any Eurocurrency Rate Loan, 1, 3, or 6 months; and (b) thereafter, each period commencing on the last Business Day of the next preceding Interest Period applicable to such Loan and ending on the last Business Day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;

          (b)  if the Borrowers shall fail  to  give  notice as provided in
SECTION 2.8, the Borrowers shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan, and the continuance of all Base Rate Loans as Base Rate Loans, as the case may be, on the last day of the then current Interest Period with respect thereto;

          (c) any Interest Period that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month; and

          (d) any Interest Period relating to any Eurocurrency Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     INTERNATIONAL  HOLDINGS.   Trico  Marine  International Holdings BV, a
Netherlands corporation and a Subsidiary of the Parent.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     ISSUING BANK. Wells Fargo Bank, N.A. in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer.

     LETTER OF CREDIT.  See SECTION 3.1.1.

     LETTER OF CREDIT APPLICATION.  See SECTION 3.1.1.

     LETTER OF CREDIT FEE(S).  See SECTION 3.6.

     LETTER OF CREDIT PARTICIPATION.  See SECTION 3.1.4.

     LETTER OF CREDIT RATE. At any time of determination, the Applicable Margin for Eurocurrency Rate Loans in effect at such time.

     LEVERAGE RATIO. As at the end of any fiscal quarter, the ratio of (a) the consolidated Funded Debt of the Parent and its Subsidiaries at the end of the fiscal quarter of the Parent ending on such date to (b) Consolidated EBITDA of the Parent and its Subsidiaries for the period of the four (4) consecutive fiscal quarters of the Parent ending on such date; PROVIDED, that for purposes of calculating the Leverage Ratio for the fiscal quarter of the Parent ending on (i) September 30, 1999, Consolidated EBITDA shall be the Consolidated EBITDA for the fiscal quarter then ending multiplied by four (4), (ii) December 31, 1999, Consolidated EBITDA shall be the Consolidated EBITDA for the period of the two fiscal quarters then ending multiplied by two (2), and (iii) March 31, 2000, consolidated EBITDA shall be the Consolidated EBITDA for the period of the three fiscal quarters then ending multiplied by one and one-third (1 1/3); PROVIDED, FURTHER, when calculating the Leverage Ratio for any Test Period in which a Triggering Acquisition occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

     LOAN DOCUMENTS. Collectively, this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, the Assignment, the Fee Letter and any other documents contemplated by any of the foregoing or executed in connection with any of the foregoing.

     LOAN REQUEST.  See SECTION 2.6 hereof.

     LOANS.   Loans  made  or  to  be  made  by  the Banks to the Borrowers pursuant to SECTION 2 hereof.

     MAINTENANCE CAPITAL EXPENDITURES. Capital Expenditures incurred in connection with the maintenance, repair, or dry-docking of, and inspection costs relating to, Vessels which are owned by the Borrowers.

     MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such Date; and if no such principal is outstanding, the Banks whose aggregate Commitment Percentages on such date together constitute at least fifty-one percent (51%) of the Total Commitment.

     MARINE ASSETS.  As defined in the preamble.

     MARINE OPERATORS.  As defined in the preamble.

     MATERIAL  ADVERSE EFFECT.   (i)  material  adverse  change  in,  or  a
material adverse effect upon, the operations, business, properties or financial condition of (x) the Parent, the Borrowers and their Subsidiaries taken as a whole, or (y) the Parent, the Borrowers and the Guarantors taken as a whole; (ii) a material impairment of the ability of any of the Parent, either Borrower or any Guarantor to perform under any Loan Document and to avoid any Default; or (c) a material adverse effect upon the rights and remedies of the Administrative Agent, the Issuing Bank and the Banks under any Loan Document.

     MATURITY DATE. The earlier of (i) July 19, 2002 or (ii) the date on which the Banks' Commitments terminate in accordance with the provisions of this Agreement.

     MAXIMUM CREDIT EXPOSURE. As of any date of determination, the greater of (a) the Total Commitment and (b) the sum of (i) the Outstanding Loans, plus (ii) the Maximum Drawing Amount, plus (iii) all Unpaid Reimbursement Obligations, in each case, as of such date of determination.

     MAXIMUM DRAWING AMOUNT. The sum of the maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     MORTGAGED  VESSELS.   US  Flag  Vessels  that  are subject to a Vessel
Mortgage.

     MULTIEMPLOYER  PLAN.   Any multiemployer plan within  the  meaning  of
Section 3(37) of ERISA maintained or contributed to by a Borrower, the Parent or any ERISA Affiliate.

     NET INCOME. The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss.

     NOTES.  See SECTION 2.4.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Parent, the Borrowers or the Guarantors to any of the Banks, the Issuing Bank and the Administrative Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any other instruments at any time evidencing any thereof.

     OECD.  See SECTION 9.3(B).

     OPERATING CASH FLOW. With respect to any Person and any particular fiscal period, an amount equal to (a) such Person's Net Income for such period, plus (b) all interest expense for such period, plus (c) all income tax expense for such period, plus (d) all depreciation and amortization charges for such period, less (e) without duplication, the aggregate amount of cash taxes paid by such Person with respect to such period, less (f) that portion of Capital Expenditures made by such Person during such period for the maintenance, repair, or dry-docking of, and inspection costs relating to, Capital Assets.

     OUTSTANDING. With respect to any Loan, the aggregate unpaid principal thereof as of any date of determination.

     PARENT GUARANTY. The guaranty agreement dated as of even date herewith, from the Parent to the Administrative Agent and each of the Banks and the Issuing Bank, as amended, supplemented, modified or restated with the consent of the Banks and in effect from time to time.

     PBGC.   The Pension Benefit Guaranty Corporation  created  by  Section
4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERFECTION  CERTIFICATES.   The  Perfection Certificates as defined in
the Security Agreement.

     PERMITTED ACQUISITION. The acquisition by any Person, whether by purchase, lease or otherwise, of any Person or specified group of assets; provided that such Person is engaged, or such assets are used in, a line of business substantially similar to the business now conducted by the Person making such acquisition.

     PERMITTED EQUITY ISSUANCE. The issuance by the Parent of common stock or convertible preferred stock; PROVIDED that the terms of any such convertible preferred stock shall be approved in writing by the Administrative Agent.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by SECTION 9.2 hereof.

     PERSON. Any individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRICING GRID. The annualized rates (stated in terms of basis points ("bps")) set forth below which shall be computed as of the first of each calendar quarter during the term hereof for the Applicable Margin and Commitment Fee based upon the Leverage Ratio computed at the end of the immediately preceding quarter as follows:


    LEVEL         LEVERAGE RATIO        BASE RATE LOAN      EUROCURRENCY RATE       COMMITMENT
                                             (BPS)             LOAN (BPS)            FEE (BPS)
      I           less than 1.75x            25.0                125.0                 25.0
     II       1.75x or more but less         25.0                150.0                 25.0
                    than 2.25x
     III      2.25x or more but less         37.5                175.0                 37.5
                    than 2.75x
     IV       2.75x or more but less         37.5                200.0                 37.5
                    than 3.25x
      V       3.25x or more but less         50.0                225.0                 50.0
                    than 4.50x
     VI       4.50x or more but less         50.0                250.0                 50.0
                    than 6.00x
     VII         6.00x or greater            75.0                275.0                 50.0

     If usage exceeds $35,000,000 at any time the Leverage Ratio is 6.00 to
1.00 or greater, the Applicable Margin for Eurocurrency Rate Loans will increase to 300.00 basis points. For purposes of this definition Usage shall equal the sum of Outstanding Loans, Maximum Drawing Amount and Unpaid Reimbursement Obligations.

     The Applicable Margin and the Commitment Fee shall be determined for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin or Commitment Fee, as applicable, shall be the applicable percentage set forth on the Pricing Grid with respect to the Leverage Ratio, calculated on a Pro Forma Basis, if applicable, as of the end of the fiscal quarter of the Borrowers immediately preceding the date of the Compliance Certificate relating to such Adjustment Date. If the Borrower shall fail to deliver any Compliance Certificate pursuant to <section>8.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to <section>8.4(c) through the Adjustment Date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin and the Commitment Fee shall be that
corresponding to Level  VII  of   the  Pricing  Grid.  Notwithstanding  the
foregoing, the Applicable Margin and Commitment Fee shall be set at Level VII from the Closing Date until the first Adjustment Date occurring after the Closing Date.

     PRO FORMA BASIS. Following a Triggering Acquisition, the calculation of the Funded Debt and EBITDA components of the Leverage Ratio for the fiscal quarter in which such Triggering Acquisition occurred and each of the three fiscal quarters immediately following such Triggering Acquisition with reference to the audited historical financial results of the Person, business, division or group of assets acquired in such Triggering Acquisition (or if such audited historical financial results are not available, such management prepared financial statements as are reasonably acceptable to the Administrative Agent) and the Parent and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Triggering Acquisition and assuming that such Triggering Acquisition had been consummated at the beginning of such Test Period. Other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Triggering Acquisition as may be approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld) shall also be deemed to have been realized on the first day of the Test Period.

     PROPERTY.   Any interest in any kind of  property  or  asset,  whether real, personal or mixed, tangible or intangible.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     REIMBURSEMENT OBLIGATION. The Borrowers' obligation to reimburse the Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in SECTION 3.2.

     RESTRICTED  SUBSIDIARY.   A  Subsidiary  of the Parent designated as a
"Restricted Subsidiary" under the Indentures relating to the Senior Notes.

     SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     SECURITY AGREEMENT. The Third Amended and Restated Security Agreement dated as of even date herewith among the Borrowers and the Administrative Agent, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     SECURITY DOCUMENTS. The Security Agreement, the Vessel Mortgages, the Guaranties, all guaranties delivered to the Administrative Agent, the Banks and the Issuing Bank pursuant to SECTION 8.14 hereof, and all instruments and documents required to be delivered pursuant thereto, in each case, as the same may be amended and in effect from time to time, and any other document or instrument which purports to secure or assure payment of the Obligations.

     SENIOR NOTES. The 8 1/2% Senior Notes due 2005 of the Parent, in an aggregate principal amount not to exceed $280,000,000, guaranteed by the Borrowers and issued pursuant to such documentation as shall have been previously delivered to, and approved by, the Administrative Agent.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting stock or other voting equity interests.

     TANGIBLE NET WORTH. With respect to the Parent and the Borrowers, an amount equal to Consolidated shareholders' equity minus the aggregate amount of any treasury stock any intangible assets and any obligations due from stockholders/employees and/or affiliates determined in accordance with generally accepted accounting principles.

     TEST  PERIOD.   The period of four (4) fiscal quarters included in any
calculation of the Leverage Ratio.

     TITLE 11 SUBSIDIARY. Trico Marine International, Inc., the special purpose Subsidiary of the Parent which was formed for the purpose of the ownership and operation of the Stillwater River, Hondo River and Spirit River vessels.

     TOTAL COMMITMENT. The sum of the Commitments of the Banks as in effect from time to time.

     TOTAL DEBT SERVICE. For any fiscal period of any Person, an amount equal to (a) the Total Financial Obligations of such Person for such period plus (b) the Total Interest Expense of such Person for such period, in each case determined in accordance with generally accepted accounting principles consistently applied.

     TOTAL FINANCIAL OBLIGATIONS. With respect to any fiscal period and any Person, an amount equal to the sum of all principal payments (including the principal portion of Capitalized Lease payments) on Funded Debt that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which such Person is a party. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

     TOTAL INTEREST EXPENSE. For any period and with respect to any Person, the aggregate amount of interest required to be paid in cash by such Person during such period on all Indebtedness of such Person outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees and similar fees or expenses in connection with the borrowing of money, but, with respect to the Borrowers, excluding the Closing Fees.

     TRICO  SHIPPING.   Trico  Shipping AS, a Norwegian corporation  and  a
Subsidiary of the Parent.

     TRICO SUPPLY. Trico Supply ASA, a Norwegian joint stock company (registration number 976853938) and a Subsidiary of the Parent.

     TRIGGERING ACQUISITION. The acquisition by the Parent, the Borrower or any of its Subsidiaries of any Person, business, division or specified group of assets after the Closing Date involving consideration paid or to be paid by the Parent, the Borrower and its Subsidiaries (including assumption of liabilities) in one or a series of transactions in excess of $10,000,000.

     TYPE.   As  to  any  Loan,  its  nature  as  a  Base Rate  Loan  or  a
Eurocurrency Rate Loan.

     UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor version thereof adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     UNPAID REIMBURSEMENT OBLIGATION.   Any  Reimbursement  Obligation  for
which the Borrowers do not reimburse the Issuing Bank and the Banks on the date specified in, and in accordance with, SECTION 3.2.

     US FLAG VESSELS.  See SECTION 7.24(a).

     US VESSEL MORTGAGE. The Third Amended and Restated First Preferred Fleet Mortgage with respect to certain of the US Flag Vessels, dated as of even date herewith, as may be further amended, supplemented, modified or restated and in effect from time to time.

     VESSEL MORTGAGES. Collectively, the US Vessel Mortgage and any other vessel mortgage from either of the Borrowers or any other Subsidiary of the Parent to the Administrative Agent for the benefit of any of the Banks.

     VESSEL(S).    Collectively,   all  vessels  owned  by  either  of  the
Borrowers, from time to time, including, without limitation those vessels listed on SCHEDULE 7.24 and individually, any of such vessels.

     WELLS FARGO. Wells Fargo Bank (Texas), National Association in its individual capacity.

     YEAR 2000 COMPLIANT.  See SECTION 7.25 hereof.

     SECTION 1.2  RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement, (b) the singular includes the plural and the plural includes the singular, (c) a reference to any law includes any amendment or modification to such law,
(d) a reference to any Person includes its permitted successors and permitted assigns, (e) accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer,
(f) the words "include", "includes" and "including" are not limiting, (g) all terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Texas, have the meanings assigned to them therein, (h) reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated, (i) the words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement, and (j) the phrase "jointly and severally" as used herein shall mean, for purposes of Louisiana law, "jointly and severally and solidarily".

     SECTION 2. THE REVOLVING CREDIT FACILITY.

     SECTION 2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with SECTION 2.6, such sums as are requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; provided that after giving effect to all amounts requested (i) the sum of the outstanding amount of the Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b) the amount to which the Borrowers' secured Obligations are limited as set forth in the proviso contained in SECTION 6 hereof; and (ii) the Borrowers are in compliance with the covenant contained in SECTION 10.4 hereof. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in SECTION 11 and SECTION 12 hereof, in the case of the initial Loans to be made on the Closing Date, and SECTION 12 hereof, in the case of all other Loans, have been satisfied on the date of such request. The parties hereto hereby agree that, on and as of the Closing Date, the loans outstanding under the Existing Credit Agreement shall become Loans hereunder.

     SECTION 2.2 COMMITMENT FEE. The Borrowers hereby jointly and severally agree to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") at the rate per annum equal to the amount set forth on the Pricing Grid as the Commitment Fee on the average daily amount during each calendar quarter or portion thereof from Closing Date to the Maturity Date by which the Total Commitment exceeds the sum of the outstanding principal amount of Loans, plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date.

     SECTION 2.3  REDUCTION OF COMMITMENTS.

          (a) The Borrowers shall have the right at any time and from time to time on or before the Maturity Date upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $5,000,000 or a larger integral multiple of $2,500,000 or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this SECTION 2.3(a), the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction, provided that so long as the Total Commitment is not terminated entirely, the Borrowers may pay any such accrued Commitment Fee on the last Business Day of the then-current fiscal quarter.

          (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

          (c) Promptly after the effectiveness of any partial reduction in the Total Commitment pursuant to this SECTION 2.3, the Administrative Agent shall distribute to each Bank an updated SCHEDULE 1.1 reflecting such reduction.

     SECTION 2.4 THE NOTES.

     The Loans shall be evidenced by separate amended and restated promissory notes of the Borrowers in substantially the form of EXHIBIT A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record with respect to such Note reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record with respect to such Note shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     SECTION 2.5 INTEREST ON LOANS. Except as otherwise provided in SECTION
5.8 hereof,

          (a) Each Loan shall bear interest at the rate per annum equal to the lesser of (i) the Base Rate or the Eurocurrency Rate PLUS, in each case, the Applicable Margin, as set forth on the Pricing Grid, then applicable to such Loans or (ii) the Highest Lawful Rate.

          (b) The Borrowers jointly and severally promise to pay interest on the outstanding amount of the Loans on each Interest Payment Date with respect thereto. Interest shall also be paid on the date of any prepayment of Loans under SECTION 2.13 or 2.14 for the portions of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent.

          (c) Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate. The Administrative Agent will give the Banks and the Borrowers prompt notice in writing of any change in the Base Rate.

     SECTION 2.6 REQUESTS FOR LOANS. The Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "Loan Request") no less than (a) one
(1) Business Day prior to any Drawdown Date of any Loan that is a Base Rate Loan or (b) three (3) Eurocurrency Business Days prior to any Drawdown Date of any Loan that is a Eurocurrency Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan, and
(iv) the Type of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date thereof. Each Loan Request shall be in a minimum aggregate amount of $2,000,000 or a larger integral multiple of $250,000.

     SECTION 2.7 LOANS TO COVER REIMBURSEMENT OBLIGATIONS. Notwithstanding the notice and minimum amount requirements set forth in SECTION 2.6, the Banks shall, subject to the satisfaction of the conditions set forth herein, make Loans to the Borrowers on the date that any draft presented under any Letter of Credit is honored by the Issuing Bank, or any date on which the Issuing Bank otherwise makes a payment with respect thereto in an amount sufficient to pay in full the obligations of the Borrowers under
SECTION 3.2 in respect of the honor of such draft or the making of such payment. The Borrowers hereby request and authorize the Banks to make from time to time such Loans by means of appropriate entries in the books and records of the Banks and the proceeds of such Loans shall be payable to the Issuing Bank. The Borrowers acknowledge and agree that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Loans requested pursuant to a Loan Request, including the limitations set forth in SECTION 2.1 and the requirement that the applicable provisions of SECTION 12 be satisfied. Absent manifest error on the part of the Banks, all actions taken by the Banks pursuant to the provisions of this SECTION 2.7 shall be conclusive and binding on the Borrowers. Loans made pursuant to this SECTION 2.7 shall be Base Rate Loans (subject to conversion pursuant to SECTION 2.8 hereof) and shall bear interest at the rate provided for Loans in SECTION 2.5 hereof. Each of the Banks hereby acknowledges and agrees that (i) a Loan made pursuant to this
SECTION 2.7 shall be subject in all respects to the provisions of this Agreement (including, without limitation, SECTION 2.9 hereof) and (ii) the obligation of each Bank to make Loans under this Section shall be in accordance with the amount of such Bank's Commitment Percentage of such Loan.

     SECTION 2.8 ELECTION  OF  EUROCURRENCY  RATE;   NOTICE   OF   ELECTION;
INTEREST PERIODS; MINIMUM AMOUNTS.

          (a) At the Borrowers' option, so long as no Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurocurrency Rate Loan, (ii) at the time of any Loan Request specify that such requested Loan shall be a Eurocurrency Rate Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Rate Loan as such, provided in each case that the Borrowers shall give notice thereof to the Administrative Agent pursuant to SECTION 2.8(b). Upon determining any Eurocurrency Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrowers and the Banks, and each such notice to the Borrowers shall be considered prima facie correct and binding, absent manifest error.

          (b) Three (3) Eurocurrency Business Days prior to the making of any Eurocurrency Rate Loan or the conversion of any Base Rate Loan to a Eurocurrency Rate Loan, or, in the case of an outstanding Eurocurrency Rate Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written notice to the Administrative Agent, not later than 8:00 a.m. (San Francisco time) of their election pursuant to SECTION 2.8(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of applicable Loans to be borrowed or maintained as or converted to Eurocurrency Rate Loans and the requested duration of the Interest Period that will be applicable to such Eurocurrency Rate Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Administrative Agent notice of their election hereunder, together with all of the other information required by this
SECTION 2.8(b), with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify the Banks in writing (or by telephone confirmed in writing or by facsimile) of any such election.

          (c)  Notwithstanding   anything   herein  to  the  contrary,  the
Borrowers may not specify an Interest Period with respect to all or any portion of any Loan that would extend beyond the Maturity Date.

          (d) No conversion of Loans pursuant to this SECTION 2.8 may result in a Eurocurrency Rate Loan with a principal amount less than $2,000,000.

          (e) No more than six (6) Eurocurrency Rate Loans shall be outstanding at any one time.

     SECTION 2.9 FUNDS FOR LOANS.

     SECTION 2.9.1. FUNDING PROCEDURES. Not later than 8:00 a.m. (San Francisco time) on (i) the proposed Drawdown Date of any Loans, or (ii) the date that any draft presented under any Letter of Credit is honored by the Administrative Agent, or on any date on which the Administrative Agent otherwise makes payment with respect thereto, and in connection therewith the Administrative Agent makes Loans on behalf of the Banks to the Borrowers pursuant to SECTION 2.7 hereof, each of the Banks will make available to the Administrative Agent, at 201 Third Street, San Francisco, California 94103, in immediately available funds, the amount of such Bank's Commitment Percentage of such Loans made or to be made on such date. Upon receipt from each Bank of such amount, and upon receipt of the documents required by SECTION 11 and 12 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

     SECTION 2.9.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date of a Loan, assume that such Bank has made available to the
Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Loans, times (c) a fraction, the numerator of which is the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to Base Rate Loans made on such Drawdown Date.

     SECTION 2.10 INTENTIONALLY OMITTED.

     SECTION 2.11 INTENTIONALLY OMITTED.

     SECTION 2.12 MATURITY OF THE LOANS. The Loans shall be due and payable on the Maturity Date. The Borrowers hereby jointly and severally promise to pay to the Administrative Agent for the pro rata accounts of the Banks, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on the Maturity Date.

     SECTION 2.13 MANDATORY REPAYMENTS OF LOANS. If at any time (i) the sum of the outstanding principal amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment or (ii) the Borrowers are not in compliance with the covenant contained in SECTION 10.4 hereof; then the Borrowers shall immediately pay the amount of such excess or the amount which would cause the Borrowers to be in compliance with such covenant to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by SECTION 3.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation owing to each such Bank or (as the case may be) the respective unpaid principal amount of the Loans owing to such Bank, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     SECTION 2.14 OPTIONAL REPAYMENTS OF LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that the full or partial prepayment of the Outstanding amount of any Loan that is a Eurocurrency Rate Loan pursuant to this SECTION 2.14 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Administrative Agent, no later than 8:00 a.m., San Francisco time, at least one (1) Business Day's prior written notice of any proposed repayment of a Loan that is a Base Rate Loan pursuant to this SECTION 2.14, and three (3) Eurocurrency Business Days' prior written notice of any proposed repayment of a Loan that is a Eurocurrency Rate Loan pursuant to this SECTION 2.14, in each case specifying the proposed date of payment of such Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be in the minimum principal amount of $1,000,000 or a larger integral multiple of $250,000. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     SECTION 3. LETTERS OF CREDIT.

     SECTION 3.1 LETTER OF CREDIT COMMITMENT.

     SECTION 3.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application") the Issuing Bank in reliance upon the agreement of the Banks set forth in SECTION 3.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend and renew for the account of the Borrowers from time to time from the Closing Date to the date which is fourteen (14) Business Days prior to the Maturity Date one or more standby letters of credit (each, individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed Twenty Million Dollars ($20,000,000) at any one time, (b) the sum of (i) the Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans Outstanding shall not exceed the Total Commitment or, if less the amount to which the Borrowers' secured Obligations are limited as set forth in the proviso contained in SECTION 6 hereof and (c) the Borrowers are in compliance with the covenant contained in SECTION 10.4 hereof.

     SECTION 3.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

     SECTION 3.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (b) have an original expiry date no later than the date which is three hundred sixty-five (365) days from the date of issuance and
(c) have a final expiry date no later than the date which is fourteen (14) Business Days prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

     SECTION 3.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to SECTION 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

     SECTION 3.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank in respect of a Letter of Credit Participation shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under SECTION 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to SECTION 3.2.

     SECTION 3.2 REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

          (a) on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes a payment under or pursuant to such Letter of Credit, (i) the amount paid by the Issuing Bank under or pursuant to such Letter of Credit and (ii) the amount of any customary taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Issuing Bank or any Bank in connection with any payment made by the Issuing Bank or any Bank under, or pursuant to, such Letter of Credit (to the extent the reimbursement and payment of such taxes, fees, charges, costs, or expenses are not otherwise provided for elsewhere in this Agreement and excluding therefrom any amount payable to the Issuing Bank by a Bank pursuant to SECTION 3.3) (it being understood that such payments under this Section 3.2(a) to the Issuing Bank may be made from the proceeds of a Loan made to the Borrowers pursuant to SECTION 2.7);

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Issuing Bank as cash collateral for the Reimbursement Obligations; and

          (c) upon the termination of the Total Commitment or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with SECTION 13, an amount equal to the then Maximum Drawing Amount, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Issuing Bank as cash collateral for the Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at 201 Third Street, San Francisco, California 94103, in immediately available funds or (in the case of clause (a)) from the direct application of the proceeds of a Loan made pursuant to SECTION 2.7 hereof. Interest on any and all amounts remaining unpaid by the Borrowers under this SECTION 3.2 at any time from the date such amounts become due and payable (whether as stated in this SECTION 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in SECTION 5.8 for overdue principal of the Loans.

     SECTION 3.3 LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in SECTION 3.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Administrative Agent or the Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 8:00 a.m. (San Francisco time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent at 201 Third Street, San Francisco, California 94103, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause
(c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that shall have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     SECTION 3.4 OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this SECTION 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Administrative Agent, the Issuing Bank, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Administrative Agent, the Issuing Bank, and the Banks that the Administrative Agent, the Issuing Bank, and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under SECTION 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent, the Issuing Bank, and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Administrative Agent, the Issuing Bank or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Administrative Agent, the Issuing Bank or any Bank to the Borrowers; provided that the Administrative Agent, the Issuing Bank, or such Bank shall not be grossly negligent in taking or omitting to take any such action.

     SECTION 3.5 RELIANCE BY ISSUER.  To the  extent  not inconsistent with
SECTION 3.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     SECTION 3.6 FEES. The Borrowers shall pay to the Issuing Bank and the Banks in respect of each Letter of Credit the following fees (collectively, the "Letter of Credit Fees"): (a) on the date of issuance and on each anniversary of issuance of each Letter of Credit, a fee payable to the Administrative Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, annually in advance, equal to the Letter of Credit Rate then in effect per annum on the face amount of such Letter of Credit provided that, if such Letter of Credit has an expiry date that is less than one year from the date of the issuance of such Letter of Credit, such fee shall be multiplied by a fraction, the numerator of which is the number of days from the date of issuance to the expiry date of such Letter of Credit and the denominator of which is 365 and (b) on the date of issuance, and at the time of each extension or renewal of each Letter of Credit, a fee payable to the Administrative Agent for the account of the Issuing Bank, equal to one- eighth percent (1/8%) of the face amount of such Letter of Credit plus the Issuing Bank's customary issuance fee, renewal fee or extension fee, as the case may be.

     SECTION 4. INTENTIONALLY OMITTED.

     SECTION 5. CERTAIN GENERAL PROVISIONS.

     SECTION 5.1 FEES. The Borrowers jointly and severally agree to pay to the Agents for their own accounts as set forth therein on the dates as set forth in the Fee Letter, the fees to be paid on such dates in the amounts set forth in the Fee Letter (herein the "Closing Fees").

     SECTION 5.2  INTENTIONALLY OMITTED.

     SECTION 5.3  FUNDS FOR PAYMENTS.

     SECTION 5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, the Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fee, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent (credit account 4081-657298, ref: Syndic/WFBCorp/Trico Marine), for the respective accounts of the Banks, the Issuing Bank and the Administrative Agent, at the Administrative Agent's head office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds.

     SECTION 5.3.2.  NO OFFSET, ETC.

          (a) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the applicable Banks, and the Issuing Bank or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the applicable Banks, and the Issuing Bank or the Administrative Agent to receive the same net amount which the applicable Banks, and the Issuing Bank or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

          (b) On or before the date it becomes a party to this Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this SECTION 5.3.2 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (if legally able to do so) deliver to the Borrowers such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (a) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (b) totally exempt from United States Federal withholding tax or, if due to a change in law occurring after the date such Bank became a party hereto, subject to a reduced rate of such tax under a provision of an applicable tax treaty. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to this SECTION 5.3.2 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

     SECTION 5.4 COMPUTATIONS. All computations of interest on Base Rate Loans, Letter of Credit Fees, or Commitment Fees shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on Eurocurrency Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrowers unless within fifteen (15) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Administrative Agent or such Bank shall notify the Borrowers to the contrary.

     SECTION 5.5 ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Letters of Credit, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Administrative Agent under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

              (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, any Letters of Credit, or such Bank's Commitment, or

             (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Commitment, any Letter of Credit, or any of the Loans, or

            (iii) to require such Bank or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from any of the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligations or other sum. For purposes of this SECTION 5.5, the term "Bank" shall include the Issuing Bank.

     SECTION 5.6 CAPITAL ADEQUACY. If after the date hereof any Bank or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Administrative Agent of a certificate in accordance with SECTION 5.7 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis. For purposes of this SECTION 5.6, the term "Bank" shall include the Issuing Bank.

     SECTION 5.7 CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to SECTION 5.5 or 5.6 and a brief explanation of such amounts which are due, submitted by any Bank, the Issuing Bank or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     SECTION 5.8 INTEREST AFTER DEFAULT. During the continuance of an Event of Default, the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or waived in accordance with SECTION 26, bear interest at a rate per annum equal to the lesser of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Agreement or (ii) the Highest Lawful Rate. All overdue amounts hereunder, including, without limitation, the principal of and interest on (to the extent permitted by applicable law) the Loans, Unpaid Reimbursement Obligations, Commitment Fees and Letter of Credit Fees shall bear interest at the rate per annum equal to the lesser of (i) two percent (2%) above the rate of interest applicable to Base Rate Loans or (ii) the Highest Lawful Rate.

     SECTION 5.9 CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

          (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Banks and the Issuing Bank under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

          (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Agreement, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of both of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

          (d) The obligations of each Borrower under the provisions of this SECTION 5.9 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

          (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Banks or the Issuing Bank under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks or the Issuing Bank at any time or times in respect of any default any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Banks or the Issuing Bank, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this
SECTION 5.9, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this
SECTION 5.9, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this SECTION 5.9 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this SECTION 5.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Bank or the Issuing Bank.

          (f) The provisions of this SECTION 5.9 are made for the benefit of the Banks and the Issuing Bank and their successors and assigns, and may be enforced by them from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks first to marshall any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 5.9 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any of the Banks or the Issuing Bank upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this SECTION 5.9 will forthwith be reinstated in effect, as though such payment had not been made.

     SECTION 5.10 INABILITY TO DETERMINE EUROCURRENCY RATE. In the event that, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers. In such event (a) each Loan Request or Conversion Request with respect to each Eurocurrency Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (b) each Eurocurrency Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurocurrency Rate Loans shall be suspended until the Administrative Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers.

     SECTION 5.11 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Banks to make or maintain Eurocurrency Rate Loans, the Administrative Agent shall forthwith give notice of such circumstances to the Borrowers and thereupon
(a) the commitment of the Banks to make Eurocurrency Rate Loans or convert Loans of another Type to Eurocurrency Rate Loans shall forthwith be suspended and (b) the Loans then outstanding as Eurocurrency Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Administrative Agent, for the pro rata accounts of the Banks, upon demand, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this SECTION 5.11, including any interest or fees payable by the Banks to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

     SECTION 5.12 INDEMNITY. Except to the extent of breakage costs arising from a prepayment of a Eurocurrency Rate Loan as a result of an event set forth in SECTION 5.10, each of the Borrowers agrees to indemnify the Banks and to hold the Banks harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Banks may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Banks to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (b) default by such Borrower in making a borrowing after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with SECTION 2.7, SECTION 2.8 or SECTION 2.9 or (c) the making of any payment on a Eurocurrency Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loans.

     SECTION 5.13 REPLACEMENT OF BANKS. If any Bank (an "Affected Bank") (i) makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to SECTION 5.3.2, 5.5 or 5.6, (ii) is unable to make or maintain Eurocurrency Rate Loans as a result of a condition described in
SECTION 5.10 or (iii) defaults in its obligation to make Loans, in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrowers within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing SECTION 5.10 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrowers in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitments, as provided herein, but none of such Banks shall be under an obligation to do so; or
(C) designate a Replacement Bank approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Bank shall be obtained, and/or if any one or more of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, then such Affected Bank shall assign, in accordance
with  SECTION  19,  all  of  its  Commitment,  Loans,   Letter   of  Credit
Participations, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank as assignor and the assignee(s) and (ii) prior to any such assignment, the Borrowers shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under SECTION
5.3.2, 5.5  or  5.6.   Upon  the  effective  date  of  such assignment, the
Borrowers shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

     SECTION 6. COLLATERAL SECURITY AND GUARANTIES. The Parent and the Borrowers covenant and agree as follows: The Obligations of the Borrowers shall be guaranteed equally and ratably by the Parent and each other Subsidiary (direct and indirect) of the Parent, to the extent that such other Subsidiary of the Parent is required to guaranty the Obligations in accordance with SECTION 8.14 hereof. The Obligations of the Borrowers shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in (i) certain US Flag Vessels to the extent contemplated by the US Vessel Mortgage and such additional U.S. Vessels, from time to time, in accordance with SECTION 10.4 hereof, and (ii) certain other assets of the Borrowers to the extent contemplated by the Security Documents.

     SECTION 7. REPRESENTATIONS AND WARRANTIES. The Parent and each of the Borrowers jointly and severally represent and warrant to the Issuing Bank, the Banks and the Administrative Agent on the Closing Date, on each Drawdown Date and on the date of any issuance, extension or renewal of a Letter of Credit as follows:

     SECTION 7.1  CORPORATE AUTHORITY.

     SECTION 7.1.1. INCORPORATION; GOOD STANDING. Each of the Parent, the Borrowers, and the Parent's other Subsidiaries, (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

     SECTION 7.1.2. AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent and its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of each of such Persons, (b) have been duly authorized by all necessary corporate proceedings by each of such Persons, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license, exemption or permit applicable to any of such Persons or make any such Person ineligible for any beneficial tax treatment or other regulatory or contractual treatment or status which is of material importance to its business or financial status, (d) do not require any waivers, consents or approvals by any of such Person's creditors which have not been obtained, (e) do not require any consents or approvals by any of such Person's shareholders (except such as will be duly obtained on or prior to the Closing Date and will be in full force and effect on and as of such date), and (f) do not conflict with or result in any breach or contravention of any provision of any provision of the corporate charter or bylaws of, or any credit agreement, indenture or other agreement or other instrument binding upon any of such Persons.

     SECTION 7.1.3. ENFORCEABILITY. The execution and delivery of this Agreement and each of the other Loan Documents to which the Parent and its Subsidiaries is or is to become a party will result in valid and legally binding obligations of each of such Persons enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 7.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent and its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not and will not require any approval, consent, order, authorization or license by, filing with, or notice to, any governmental or regulatory agency or authority other than those already obtained or given.

     SECTION 7.3  TITLE  TO  PROPERTIES;  LEASES.   Except  as indicated on
SCHEDULE 7.3 attached hereto, the Parent and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, charters, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     SECTION 7.4 FINANCIAL STATEMENTS

          (a) There have been furnished to each of the Banks a consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and consolidated statements of income and cash flows for the fiscal year then ended, certified by PricewaterhouseCoopers LLP. Such balance sheet and statements of income and cash flows were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Parent and its Subsidiaries as of the close of business on December 31, 1998 and the results of operations for the fiscal year then ended. There are no liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries, as of December 31, 1998, that would in accordance with generally accepted accounting principles be required to be disclosed on a balance sheet or footnotes thereto, which were not disclosed in such balance sheet and the notes related thereto.

          (b) There have also been furnished to each of the Banks the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flows for the portion of the fiscal year then ended. Such balance sheet and statements of income and cash flows were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Parent and its Subsidiaries as of the close of business on such date and the results of operations for the portion of the fiscal year then ended. There are no liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries, as of such date, that would in accordance with generally accepted accounting principles be required to be disclosed on a balance sheet or footnotes thereto, which were not disclosed in such balance sheet and the notes related thereto.

     SECTION 7.5 NO MATERIAL CHANGES; SOLVENCY.

          (a) Since the Balance Sheet Date there have been no changes that have had or could reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Parent and its Subsidiaries (before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

     SECTION 7.6 BUSINESS. Each of the Parent and its Subsidiaries enjoys peaceful and undisturbed possession under all leases of real or personal property of which it is lessee, none of which contains any unusual or burdensome provision which will or could reasonably expected to have a Material Adverse Effect and all such leases are valid and subsisting and in full force and effect. Each such Person owns or possesses the right to use all the franchises, rights, licenses, operating rights, patents, trademarks, permits, service marks, trade names, and copyrights necessary for the conduct of its business as conducted and as proposed to be conducted, without any conflict with the rights of others.

     SECTION 7.7 LITIGATION. There is no restraining order, injunction or pending litigation applicable to the transactions contemplated by this Agreement or the other Loan Documents. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Parent or any of its Subsidiaries before any court, arbitrator, tribunal or administrative agency or board that, if adversely determined, would be likely, either in any case or in the aggregate, to have a Material Adverse Effect, or materially impair the right of any of such Persons to carry on its business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     SECTION 7.8 INTENTIONALLY OMITTED.

     SECTION 7.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Parent nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties that have had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.10 TAX STATUS. The Parent and its Subsidiaries (a) have made or filed all federal, state or other income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Persons know of no basis for any such claim.

     SECTION 7.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 7.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     SECTION 7.13 ABSENCE OF ENCUMBRANCES, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Parent or any of its Subsidiaries or rights thereunder.

     SECTION 7.14 PERFECTION OF SECURITY INTEREST; COLLATERAL. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. A Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations of the Borrowers to the Banks, the Issuing Bank and the Administrative Agent under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents in accordance with the terms hereof and thereof.

     SECTION 7.15 CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Parent or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties, none of the officers, directors, or employees of the Parent or any of its Subsidiaries is presently a party to any contract, agreement or other arrangement providing for the furnishing of services (other than for services as employees, officers and directors) to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     SECTION 7.16 EMPLOYEE BENEFIT PLANS.

     SECTION 7.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

     SECTION 7.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Either of the Borrowers or the Parent or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Person without liability to any Person.

     SECTION 7.16.3. GUARANTEED PENSION PLANS; MULTIEMPLOYER PLANS. Neither of the Borrowers, the Parent nor any ERISA Affiliate has sponsored, maintained, made any contributions to or has any liability in respect of any Guaranteed Pension Plan or Multiemployer Plan.

     SECTION 7.17 REGULATIONS U AND X; USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely for purposes specified in Section
8.11. The Borrowers will obtain Letters of Credit solely for general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Parent or any of its Subsidiaries.

     SECTION 7.18 ENVIRONMENTAL COMPLIANCE. Each of the Parent and its Subsidiaries has taken all steps reasonably necessary to investigate the past and present condition and usage of the real estate owned or leased by it and the operations conducted thereon and the condition and usage of its Vessels, and, based upon such diligent investigation, has determined that:

          (a) none of the Parent or its Subsidiaries or any operator of its real estate and/or Vessels or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and
Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any statute, regulation, ordinance, order or decree of the United States of America or any state or other jurisdiction thereof, or any other nation or jurisdiction relating to health, safety or the environment, including, without limitation, any international conventions to which their business or assets are subject (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a Material Adverse Effect.

          (b) except as set forth on SCHEDULE 7.18 attached hereto, none of the Parent or its Subsidiaries has received notice from any third party including, without limitation any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of such Persons conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth on SCHEDULE 7.18 attached hereto: (i) no portion of the real estate owned or leased by the Parent or its Subsidiaries and no Vessel has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the real estate; (ii) in the course of any activities conducted by such Persons or operators of such Person's properties, no Hazardous Substances have been generated or are being used on the real estate or any Vessel except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties (including, without limitation, the Vessels) of any of such Persons which releases could reasonably be expected to have a Material Adverse Effect; (iv) to the best of such Person's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of such real estate which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated on any of the real estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of such Person's knowledge, operating in material compliance with such permits and applicable Environmental Laws;

          (d) none of the Parent or its Subsidiaries nor any of the real estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby; and

          (e) all of the Vessels comply in all material respects with all applicable international conventions, national, federal, state and other governmental laws and regulations; the rules of the classification
societies  under  which  the  Vessels  are  classed  and  any   contractual
obligations regarding the prevention of pollution and other marine environmental hazards, including the transportation and management of hazardous substances and waste disposal, and the Parent and its Subsidiaries have made all required payments and contributions to statutory environmental insurance schemes and other environmental insurance schemes applicable to the Parent and its Subsidiaries and customary for the business and operations conducted by them.

     SECTION 7.19 SUBSIDIARIES. Each Subsidiary (whether direct or indirect) of the Parent is set forth on SCHEDULE 7.19 attached hereto. As of the Closing Date, no Subsidiary of the Parent, other than the Borrowers, International Holdings, Trico Shipping and Trico Supply, guarantees the obligations of the Parent under the Senior Notes. Except to the extent permitted under SECTION 9.3(f), neither the Parent nor its Subsidiaries is engaged in any joint venture or partnership with any other Person.

     SECTION 7.20 CHIEF EXECUTIVE OFFICE; BOOKS AND RECORDS.

          (a) Each of the Borrowers' and the Parent's chief executive office is at 250 North American Court, Houma, Louisiana 70363, at which location their respective books and records are kept.

          (b) Marine Operators' federal employer identification number is 72-109-6124. Marine Assets' federal employer identification number is 72-125-2404. The Parent's federal employer identification number is 72-125-2405.

     SECTION 7.21 DISCLOSURE. None of this Agreement, the other Loan Documents or the other information furnished by the Parent or its Subsidiaries to the Administrative Agent or the Banks contains any untrue statement of a material fact or omits to state a material fact (known to such Person in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. There is no fact known to any such Person which has had or is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions.

     SECTION 7.22 FISCAL YEAR. The Parent and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each year.

     SECTION 7.23 NO LABOR AGREEMENTS. Except as described on SCHEDULE 7.23, none of the Parent nor any of its Subsidiaries has any labor agreements in effect with any unionized group of employees.

     SECTION 7.24 CONCERNING THE VESSELS.

          (a) SCHEDULE 7.24 sets forth a true and correct list describing each of the Vessels owned on the Closing Date by the Borrowers and the Parent and their Subsidiaries and correctly sets forth whether each such Vessel is owned by Marine Assets, Marine Operators or the Parent. Each Vessel has been appropriately registered under the laws of its jurisdiction of registration, including, with respect to each Vessel shown on SCHEDULE
7.24 hereof as being registered under the laws of the United States of America (the "US Flag Vessels"), the laws of the United States of America, and as of the Closing Date except as disclosed to the Banks in writing, neither of the Borrowers own any Vessels registered under the laws of the United States of America other than the US Flag Vessels.

          (b) Each Vessel complies with all applicable maritime laws and regulations, including, with respect to each US Flag Vessel, all applicable requirements of the Shipping Act of 1916, as amended and in effect, and all applicable regulations thereunder and all applicable requirements of the maritime laws of the United States of America and all applicable regulations thereunder. Each of the Borrowers and the Parent is a citizen of the United States for purposes of operating each of the US Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each bareboat or demise charterer of each of the US Flag Vessels operated in the coastwise trade of the United States (i) is a citizen of the United States for purposes of operating and maintaining such US Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or (ii) is in compliance with the citizenship requirements set forth in 46 App. U.S.C.A.
Section 883-1. Each of the US Flag Vessels listed on SCHEDULE 7.24 attached hereto and which is in operation is covered by a valid Coast Guard Certificate of Inspection, and SCHEDULE 7.24 attached hereto lists the US Flag Vessels which have a load line certificate and which are classed by the American Bureau of Shipping (or any other classification society or societies satisfactory to the Administrative Agent and the Banks). Each US Flag Vessel operated and maintained as a vessel in the coastwise trade of the United States is so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, and all other US Flag Vessels if operated and maintained in the coastwise trade would be eligible to be so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. In addition to the information regarding US Flag Vessels, SCHEDULE 7.24 sets forth a list of all other Vessels owned by the Borrowers and the Parent and their Subsidiaries.

          (c) Each Vessel subject to a Vessel Mortgage is covered by hull and machinery, protection and indemnity, war risk, loss of earnings and excess liability insurance in accordance with the requirements of such Vessel Mortgage.

     SECTION 8. AFFIRMATIVE COVENANTS. The Parent and each of the Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

     SECTION 8.1 PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees and all other amounts provided for in this Agreement, all in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

     SECTION 8.2 MAINTENANCE OF OFFICE. Each of the Borrowers and the Parent will maintain its chief executive office at 250 North American Court, Houma, Louisiana 70363, or at such other place in the United States of America as such Person shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents may be given or made.

     SECTION 8.3 RECORDS AND ACCOUNTS. Each of the Borrowers and the Parent will and the Parent will cause each of its other Subsidiaries to (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

     SECTION 8.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Parent and the Borrowers will deliver to the Administrative Agent and each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by PricewaterhouseCoopers LLP or by other independent certified public accountants of recognized national standing, which statements shall include a footnote which identifies any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Parent, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officers of each of the Borrowers and the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) promptly upon the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officers of the Borrowers and the Parent in substantially the form of EXHIBIT C attached hereto (i) stating no Default or Event of Default exists and is continuing, (ii) stating the Borrowers and the Parent are in compliance with SECTION 8.6(c) hereof,
(iii) reaffirming the representations and warranties contained herein including, without limitation, SECTION 7.21, or if any such representation or warranty is stated to have been made solely as of an earlier date, such representation or warranty is reaffirmed as if made on such date and (iv) setting forth in reasonable detail computations (A) calculating the Leverage Ratio for purposes of determining the Applicable Margin, (B) evidencing compliance with the covenants contained in SECTION 10 hereof and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (d) promptly upon the filing or mailing thereof, copies of all material information of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent;

          (e) on December 1 of each year an annual operating and capital budget for the following year in a form reasonably acceptable to the Administrative Agent;

          (f) on each June 30 and January 31 of each calendar year of the Parent, or more frequently as determined by the Administrative Agent or the Majority Banks, the Borrowers will, at their own expense, obtain and deliver to the Administrative Agent and the Banks appraisal reports in form and substance and from appraisers reasonably satisfactory to the Administrative Agent (each such report herein, an "Appraisal"), stating the then current fair market values of the Vessels subject to a Vessel Mortgage, PROVIDED, THAT, (i) the Administrative Agent may, upon notice to the Borrowers, obtain such Appraisals and the cost of such Appraisals shall be paid by the Borrowers and (ii) unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to pay for more than two Appraisals during any one calendar year; and

          (g) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Bank may reasonably request.

     SECTION 8.5 NOTICES.

     SECTION 8.5.1. DEFAULTS. The Parent and the Borrowers will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Parent and the Borrowers shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

     SECTION 8.5.2. ENVIRONMENTAL EVENTS. The Parent and the Borrowers will promptly give notice to the Administrative Agent (a) of any material violation of any Environmental Law that the Parent or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any national, federal, state or local environmental agency or board, that has the potential to have a Material Adverse Effect or which has the potential to adversely affect the Administrative Agent's, the Banks' or the Issuing Bank's security interests pursuant to the Security Documents.

     SECTION 8.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Parent and the Borrowers will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject, involving in any one case an amount of $500,000 or more.

     SECTION 8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Parent and the Borrowers will, and the Parent will cause each of its other Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings or any pending litigation and proceedings affecting the Parent or any of its Subsidiaries or to which the Parent or any of its Subsidiaries is or becomes a party involving a claim, not fully covered by insurance, against the Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and stating the nature and status of such litigation or proceedings. The Parent and the Borrowers will, and the Parent will cause each of its other Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not fully covered by insurance, final or otherwise, against the Parent or any of its Subsidiaries in an amount in excess of $1,000,000.

     SECTION 8.6 CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Except as permitted under SECTION 9.5.1 hereof, the Parent and each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of the Parent's other Subsidiaries. The Parent and each of the Borrowers (a) will cause all of its properties and those of the Parent's other Subsidiaries used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Person may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and the Parent will cause each of its other Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this SECTION 8.6 shall prevent the Parent or any of the Borrowers from discontinuing the operation and maintenance of any of its properties or those of the Parent's other Subsidiaries if such discontinuance is, in the judgment of such Person, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

     SECTION 8.7 INSURANCE. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and with respect to the Collateral in accordance with the terms of the Security Documents.

     SECTION 8.8 TAXES AND CLAIMS. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than those in which such Person's business is principally conducted that in the aggregate are not material to the business or assets of the Borrowers on an individual basis or of the Parent and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required in accordance with generally accepted accounting principles; and provided further that the Parent, each of the Borrowers and each other Subsidiary of the Parent will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     SECTION 8.9 INSPECTION OF PROPERTIES AND BOOKS, ETC. The Parent and each of the Borrowers shall permit the Issuing Bank and the Banks, through the Administrative Agent or the Issuing Bank's or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Parent, the Borrowers or any of the Parent's other Subsidiaries to examine the books of account of the Parent and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent, the Issuing Bank or any Bank may reasonably request.

     SECTION 8.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted or its assets are owned or situated, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all stock exchange or other applicable regulatory rules, (d) all agreements and instruments by which it or any of its properties may be bound, (e) all applicable decrees, orders, and judgments, and (f) the rules and requirements of any
classification   society   in  which  any  Vessel  is  classed.    If   any
authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Parent, the Borrower or any of the Parent's other Subsidiaries may fulfill any of its obligations hereunder, the Parent and the Borrower will, or will cause such other Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Banks with evidence thereof.

     SECTION 8.11 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely to refinance the indebtedness outstanding under the Existing Credit Facility, for working capital and for general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

     SECTION 8.12 CONCERNING THE VESSELS. Each of the Borrowers shall at all times operate each Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each US Flag Vessel) and, to the extent required to be classed, in compliance in all respects with all rules, regulations and requirements of the applicable classification
society.   Each of the Borrowers and the Parent shall at all times maintain and shall assure that each demise or bareboat charterer of the US Flag Vessels operated and maintained in the coastwise trade of the United States shall maintain, as required, its citizenship of the United States for purposes of operating each of the US Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or the citizenship requirements set
forth  in  46  App.   U.S.C.A.   Section   883-1.    Upon  request  of  the
Administrative Agent, the Borrowers shall furnish to the Administrative Agent and the Banks the certificate of each classification society covering each of the US Flag Vessels listed on SCHEDULE 7.24 attached hereto no later than thirty (30) days after the end of each fiscal year of the Parent. The Borrowers shall keep each US Flag Vessel registered under the laws of the United States and each Vessel (other than a US Flag Vessel) flagged under the laws of another jurisdiction and shall maintain in full force and effect the Coast Guard Certificate of Inspection (or the
equivalent   for   any   Vessel   registered  under  the  laws  of  another
jurisdiction) of each Vessel that is in operation and which requires such a certificate and furnish to the Administrative Agent copies of all renewals and extensions thereof.

     SECTION 8.13 FURTHER ASSURANCES. The Parent and the Borrowers will and will cause each of the Parent's other Subsidiaries to cooperate with the Banks, the Issuing Bank and the Administrative Agent and execute such further instruments and documents as the Banks, the Issuing Bank or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     SECTION 8.14 ADDITIONAL GUARANTORS. The Parent and the Borrowers will cause each Subsidiary acquired or formed after the Closing Date, contemporaneously with such formation or acquisition, to guaranty the Obligations pursuant to a guaranty in form and substance satisfactory to the Administrative Agent, which guaranty shall be a Security Document hereunder; provided that the requirements of this SECTION 8.14 shall not apply to (a) the Title 11 Subsidiary, (b) International Holdings, (c) Trico Shipping, (d) Trico Supply and (e) any other Subsidiary formed after the Closing Date to the extent, in each case, that such Subsidiary does not, and is not required pursuant to the terms of the Indentures relating thereto, to guaranty the obligations of the Parent under the Senior Notes.

     SECTION 8.15 YEAR 2000 COMPLIANCE. Each of the Parent and the Borrowers shall (a) perform all acts reasonably necessary to ensure that each of the Parent, the Borrowers and their Subsidiaries, become Year 2000 Compliant in a timely manner and (b) each of the Parent and the Borrower shall use its reasonable commercial efforts to verify the systems of all its customers, suppliers and vendors that are material to any of the Parent, the Borrowers and their Subsidiaries and assess whether such customer, supplier or vendors shall become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the systems of the Parent, the Borrowers and their Subsidiaries, and adopting a detailed plan, with itemized budget, for the
remediation, monitoring  and  testing  of  such  systems.   As used in this
paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Parent and the Borrowers shall, and shall cause each Subsidiary to, promptly upon request, provide to the Administrative Agent such certifications or other evidence of their compliance with the terms of this paragraph as the Administrative Agent may from time to time require.

     SECTION 9. CERTAIN NEGATIVE COVENANTS. The Parent and each of the Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

     SECTION 9.1 RESTRICTIONS ON INDEBTEDNESS. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness   to  the  Banks,  the  Issuing  Bank  and  the
Administrative Agent arising under any of the Loan Documents;

          (b) Indebtedness of the Borrowers or the Parent or their Subsidiaries in respect of current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for trade credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, PROVIDED no such obligations in excess of $250,000 in the aggregate outstanding at any time shall be outstanding past the date which is the later of (i) 120 days past the invoice date or (ii) 60 days past the due date unless such obligation is being contested in good faith and adequate reserves have been established in accordance with generally accepted account principles;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.8, PROVIDED that no notice of lien has been filed or recorded under the Code or other applicable requirement of law;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and such Indebtedness at any time outstanding is not in excess of $3,000,000;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness existing on the Closing Date of this Agreement and listed and described on SCHEDULE 9.1 hereto (acceptable to the Administrative Agent and the Banks) and Indebtedness issued to refinance or replace such Indebtedness, provided that (i) the obligor on the Indebtedness so refinanced or replaced is the obligor on such refinancing or replacement Indebtedness, (ii) the principal amount of Indebtedness issued to refinance or replace such Indebtedness is not increased beyond the amount outstanding thereunder (and in the case of revolving credit facilities the maximum amount available for borrowing thereunder is not increased above the amount in place on the Closing Date hereof), (iii) the aggregate amount of such refinancing or replacement Indebtedness plus the amount of Indebtedness listed on SCHEDULE 9.1 which is still outstanding does not exceed the aggregate principal amount of the Indebtedness set forth on SCHEDULE 9.1 hereto (such principal amount to include commitments under revolving credit facilities), (iv) such refinancing or replacement Indebtedness has a final maturity date no earlier than October 31, 2002,
(v) such Indebtedness is on terms and conditions (including, without limitation, terms relating to interest rate, covenants, defaults, mandatory prepayments and the ability of such Subsidiary to make dividends or loans to the Parent or the Borrowers) not materially more onerous to the Parent, the Borrower or such Subsidiary than the Indebtedness set forth on SCHEDULE
9.1 being refinanced, (vi) if secured, such Indebtedness is not secured by liens on any assets of the Borrower or such Subsidiary which were not previously subject to liens securing the Indebtedness set forth on SCHEDULE
9.1 being refinanced; and (vii) after giving effect to the incurrence of such refinancing or replacement Indebtedness no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with the borrowing limitations set forth in SECTION 2.1;

          (g) (i) Indebtedness incurred after the date hereof in connection with the acquisition or construction (and within 90 days of such acquisition or construction) of any real or personal property by the
Parent, the Borrowers or any other Subsidiary of the Parent and Indebtedness assumed in connection with any acquisition (whether of assets or stock) of a business by any of such Persons so long as such indebtedness existed at the time of any such acquisition and was not incurred in anticipation of or in connection with any such acquisition, including Indebtedness issued to refinance or replace such Indebtedness so long as such refinancing or replacement Indebtedness otherwise complies with the criteria set forth in SECTION 9.1(f)(I), (II), (IV), (V), (VI) and (VII) (without reference to SCHEDULE 9.1 hereto) and (ii) Capitalized Leases; PROVIDED, (A) that the aggregate principal amount of all such Indebtedness under this clause (g) shall not, at any time, exceed $10,000,000, (B) the Capital Expenditure or other acquisition associated with such Indebtedness is permitted pursuant to SECTION 10.5 or SECTION 9.5 hereof, respectively, and (C) after giving effect to the incurrence of any such Indebtedness under this clause (g), no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with the borrowing limitations set forth in SECTION 2.1.

          (h) Indebtedness of a wholly-owned Subsidiary of the Parent (other than Borrowers) or a Borrower owing to the Parent or such Borrower, provided that the Investment corresponding to such Indebtedness is permitted pursuant to SECTION 9.3(e);

          (i) contingent obligations arising in connection with (i) non-delinquent surety, performance or other similar bonds obtained in the ordinary course of business, consistent with past practices, and (ii) standby letters of credit issued in lieu of such bonds;

          (j) Indebtedness in respect of the Senior Notes and guaranties thereof in an aggregate principal amount not to exceed $280,000,000;

          (k) additional unsecured subordinated Indebtedness in an aggregate principal amount and on terms and conditions (including, without limitation, with respect to tenor, interest rate, voluntary and mandatory payments and terms of the subordination provisions relating thereto) acceptable to the Agents and the Majority Banks, in their sole discretion;

          (l) additional unsecured Indebtedness in an aggregate principal amount not to exceed $3,000,000; and

          (m) Derivative Contracts of the Parent, the Borrowers and the Parent's Subsidiaries (other than Subsidiaries of the Borrowers) that qualify under generally accepted accounting principles as a hedge of fixed or floating rate Indebtedness or foreign currency needs (and not as a speculative investment) and which are entered into in the ordinary course of their business.

     SECTION 9.2 RESTRICTIONS ON LIENS. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) enter into or permit to remain in effect any agreement by which such Person agrees not to encumber, mortgage, pledge, restrict or grant a security interest in any of its assets, provided that the Parent, each of the Borrowers and any other Subsidiary of the Parent may create or incur or suffer to be created or incurred or to exist any one or more of the following Permitted Liens:

               (i) liens  to  secure  taxes,  assessments   and  other
     government charges in respect of obligations and liens on properties to secure claims for labor, material or supplies or other Vessel operating expenses in respect of obligations which, in each case, are not overdue or are being contested in good faith and as to which adequate reserves have been set aside on the books of the Parent or a Borrower, as applicable, provided that no notice of a lien has been filed or recorded under the Code or other applicable law;

             (ii) deposits or pledges required in the ordinary course of business in connection with, or to secure payment of, payroll taxes, workmen's compensation, unemployment insurance, old age pensions or other social security obligations (other than any lien imposed by ERISA) and in each case, which do not secure the payment of Indebtedness and which do not in the aggregate impair in any material respect the use of the Property of the Parent and its Subsidiaries in the operation of their business;

            (iii) deposits of cash and equivalents to secure the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and performance bonds and other obligations of a similar nature, in each case made or incurred in the ordinary course of business and in respect of obligations which are not overdue and in each case, which do not secure the payment of Indebtedness and which do not in the aggregate impair in any material respect the use of the Property of the Parent and its Subsidiaries in the operation of their business;

              (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by
     SECTION 9.1(d) hereof;

               (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties arising in the ordinary course of business and which are in existence less than 120 days from the date of creation thereof in respect of obligations not overdue and remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; and in each case, which do not secure the payment of Indebtedness and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Parent and its Subsidiaries;

             (vi) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases, and other minor liens or encumbrances incurred in the ordinary course of business, none of which in the aggregate are substantial in amount, and none of which, individually or in the aggregate, interferes materially with the use of the property affected in the ordinary conduct of the business of the Parent or any of its Subsidiaries, and none of which secure payment of Indebtedness;

            (vii) liens outstanding on the Closing  Date and listed on
     SCHEDULE 9.2 attached hereto (acceptable to the Administrative Agent and the Banks) and liens securing replacement or refinancing Indebtedness permitted pursuant to SECTION 9.1(f), provided that (i) such liens do not extend to any property of such Person not previously subject to a lien securing the Indebtedness set forth on SCHEDULE 9.2 being refinanced; and (ii) after giving effect to incurrence of such lien no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with the borrowing limitations set forth herein;

           (viii) security interests in and mortgages or negative pledges on real or personal property acquired or constructed after the Closing Date and liens on assets acquired subject to such liens or negative pledges, so long as, in each case, such liens only secure Indebtedness of the type and amount permitted by SECTION 9.1(g) hereof, incurred or assumed in connection with the acquisition of such property, which security interests, mortgages or negative pledges cover only the real or personal property so acquired (and the accounts, contracts and insurance proceeds associated with such property);

              (ix) liens in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent under the Loan Documents; and

              (x) liens on vessels owned by Trico Supply securing Indebtedness set forth on SCHEDULE 9.1 hereto.

     SECTION 9.3 RESTRICTIONS ON INVESTMENTS. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

          (a) Investments in marketable direct or guaranteed obligations of the United States of America, the Netherlands or Norway that mature within one (1) year from the date of purchase by such Person and repurchase agreements relating to the foregoing;

          (b) Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of commercial banks organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development (the "OECD") (having total assets in excess of $1,000,000,000);

          (c) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc. and not less than "A 1" if rated by Standard and Poor's Ratings Group or similar Dutch or Norwegian securities;

          (d)  Investments  existing  on  the  Closing  Date  and listed on
SCHEDULE 9.3 attached hereto (acceptable to the Administrative Agent and the Banks);

          (e)  Investments by the Parent or a Borrower in a Borrower;

          (f) Investments (directly or indirectly) by the Parent or the Borrowers in a non-Guarantor Subsidiary or joint ventures; PROVIDED that
(i) the aggregate amount of such Investments made during any one fiscal year shall not exceed $500,000 and (ii) no Default or Event of Default exists or would result therefrom; PROVIDED, FURTHER, that the aggregate amount of Investments existing as of the Balance Sheet Date in Subsidiaries of the Parent shall be permitted hereunder.

          (g)  Investments  in  acquisitions  permitted pursuant to SECTION
9.5.1.  hereof; and

          (h) Investments by the Borrowers in the Parent in an aggregate amount not to exceed in any one fiscal year of the Borrowers the sum of (i) the scheduled payments of principal and interest under the Senior Notes for such fiscal year PLUS (ii) the Borrowers' allocable share of income taxes, franchise taxes, professional fees and other operating expenses for such year (it being understood that, with respect to the amount of each Borrower's allocable share of income taxes, such amount shall not exceed the amount of income taxes for which such Borrower would have been liable had the accounts of such Borrower not been consolidated with the accounts of the Parent) MINUS (iii) the aggregate amount of Distributions made pursuant to SECTION 9.4 hereof during such fiscal year; PROVIDED that no Investment (other than Investments the proceeds of which are used to pay taxes) shall be made if, after giving effect to such Investment or such payment of principal or interest under the Senior Notes, a Default or Event of Default shall have occurred and be continuing.

     SECTION 9.4 DISTRIBUTIONS. None of the Borrowers nor the Parent will make any Distributions other than Distributions by the Borrowers to the Parent in an aggregate amount not to exceed in any one fiscal year of the Borrowers the sum of (i) the scheduled payments of principal and interest under the Senior Notes for such fiscal year PLUS (ii) the Borrowers' allocable share of income taxes, franchise taxes, professional fees and other operating expenses for such year (it being understood that, with respect to the amount of each Borrower's allocable share of income taxes, such amount shall not exceed the amount of income taxes for which such Borrower would have been liable had the accounts of such Borrower not been consolidated with the accounts of the Parent) MINUS (iii) the aggregate amount of Investments made pursuant to SECTION 9.3(I) hereof during such fiscal year; PROVIDED that no Distribution (other than Distributions in respect of taxes) shall be made if, after giving effect to such Distribution or such payment of principal or interest under the Senior Notes, a Default or Event of Default shall have occurred and be continuing.

     SECTION 9.5 MERGER, CONSOLIDATION AND SALE OF ASSETS.

     SECTION 9.5.1. MERGERS AND ACQUISITIONS. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, become a party to any merger or consolidation, except so long as no Default or Event of Default then exists or would result therefrom, (i) the merger or consolidation of one or more of the Subsidiaries of the Parent (other than a Borrower) with and into the Parent, (ii) the merger or consolidation of two or more Subsidiaries of the Parent provided, that in the case of the merger of a guarantor Subsidiary with a non-guarantor Subsidiary, the guarantor Subsidiary shall be the surviving corporation in such merger, PROVIDED that in the case of any merger permitted under this SECTION 9.5.1, if such merger or consolidation involves either of the Borrowers, such Borrower is the surviving corporation. The Parent will not, and will not permit any of its Subsidiaries to agree to or effect any Acquisition, other than (i) acquisitions by the Parent or any of its Subsidiaries, where not less than seventy-five percent (75%) of the consideration paid or payable by the Parent and its Subsidiaries in connection therewith is funded with the proceeds of a Permitted Equity Issuance, and (ii) any other Permitted Acquisition by the Parent or any of its Subsidiaries, other than the Borrowers, PROVIDED that the Capital Expenditure associated with such acquisition is permitted under this Agreement (including, without limitation, pursuant to SECTION 10.5 hereof).

     SECTION 9.5.2. DISPOSITION OF ASSETS. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, become a party to or agree to or effect any sale or other disposition of assets, provided, that the Parent, the Borrowers and the Parent's other Subsidiaries may sell or otherwise dispose of any assets so long as:

              (i) immediately prior to and after, and after giving effect to such sale or other disposition, no Default or Event of Default shall then exist; and

             (ii) the aggregate fair market value of all such assets sold or otherwise disposed of during the term of this Agreement shall not exceed an amount equal to $3,000,000 in any single transaction or $10,000,000 in the aggregate; and

            (iii) each such sale is to a third party on an arm's-length basis for cash in an amount representing fair and reasonable market value therefor; and

             (iv) the Borrowers shall use the net proceeds of such sale or disposition to prepay the principal balance of the Loans, Unpaid Reimbursement Obligations and Reimbursement Obligations in the order and in the manner set forth in SECTION 2.13 hereof if such disposition of assets would otherwise result in a violation of SECTION 10.4 hereof.

     SECTION 9.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise set forth on SCHEDULE 7.18 attached hereto, the Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, (a) use any of the real estate or any portion thereof or any Vessel for the handling, processing, storage or disposal of Hazardous Substances, except in accordance in all material respects with applicable Environmental Laws, (b) cause or permit to be located on any of the real estate any underground tank or other underground storage receptacle for Hazardous Substances, except in accordance in all material respects with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the real estate or any Vessel, except in accordance in all material respects with applicable Environmental Laws, (d) conduct any activity at any real estate or use any real estate or any Vessel in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the real estate or on or from such Vessel, except in accordance in all material respects with applicable Environmental Laws, or (e) otherwise conduct any activity at any real estate or on any Vessel or use any real estate or any Vessel in any manner that would violate, in any material respect, any Environmental Law or bring such real estate or Vessel in violation, in a material respect, of any Environmental Law.

     SECTION 9.7 EMPLOYEE BENEFIT PLANS. None of the Borrowers nor the Parent nor any ERISA Affiliate will:

          (a)  engage in any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Parent or any of its Subsidiaries; or

          (b)  sponsor,   maintain,  make   contributions   to   or   incur
liabilities in respect of any  Guaranteed  Pension  Plan  or  Multiemployer
Plan.

     SECTION 9.6 BUSINESS ACTIVITIES. None of the Borrowers, the Parent nor any of their Subsidiaries will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than business involving the operation, ownership or management of vessels used for transportation or service.

     SECTION 9.9 CHANGE OF CHIEF EXECUTIVE OFFICE OR CORPORATE NAME. None of the Borrowers, the Guarantors nor the Parent will change its chief executive office, federal employer identification number or registered number (as the case may be) or its corporate name, unless it shall have (a) given the Banks and the Issuing Bank at least 30 days' advance written notice of such change, and (b) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary or desirable to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Administrative Agent for the benefit of the Banks pursuant to the Security Documents.

     SECTION 9.10 FISCAL YEAR. The Parent and its Subsidiaries will not change the date of the end of its fiscal year from that set forth in
SECTION 7.22 hereof.

     SECTION 9.11 TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted by the terms hereof, the Parent and each of the Borrowers will not and will not permit any of the Parent's other Subsidiaries to engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arm's-length basis, considered from the perspective of the Parent or such Borrower or Subsidiaries, as the case may be.

     SECTION 9.12 MODIFICATION OF CERTAIN DOCUMENTS. The Parent and the Borrowers will not and will not permit the Parent's other Subsidiaries to, amend, supplement or waive in any material respect any of the terms or conditions of the Senior Notes as set forth in the forms thereof delivered to the Administrative Agent on or prior to the Closing Date.

     SECTION 9.13 UPSTREAM LIMITATIONS. The Parent and the Borrowers will not, nor will the Parent permit any of its Subsidiaries to, enter into any agreement, contract or arrangement (other than this Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Parent to pay or make dividends or distributions in cash or kind or to make loans or advances; provided that this limitation does not apply (i) to agreements entered into by the Title 11 Subsidiary in effect on the date hereof, or
(ii) to restrictions on dividends or distributions arising from an event of default under an agreement by Trico Supply or its Subsidiaries governing Indebtedness permitted under SECTION 9.1(f) and SECTION 9.1(g) hereof.

     SECTION 9.14 INCONSISTENT AGREEMENTS. The Parent and the Borrower will not, nor will the Parent permit any of its Subsidiaries to, enter into any contract, arrangement or agreement containing any provision which would be violated or breached by the performance by the Parent, the Borrowers or any of the Parent's other Subsidiaries of its obligations hereunder, under any of the Loan Documents.

     SECTION 9.15 NO PREPAYMENTS, ETC. The Parent will not, and will not permit any of its Subsidiaries to, pay, repay, prepay, redeem, repurchase, acquire, retire, defease, or otherwise acquire, all or any portion of the Senior Notes in advance of the scheduled maturity date thereof.

     SECTION 9.16 FINANCIAL COVENANTS. The Parent and each of the Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

     SECTION 10.1 DEBT SERVICE COVERAGE RATIO. The Parent and the Borrowers will not permit the Debt Service Coverage Ratio, determined at the end of each fiscal quarter of the Parent ending during a period set forth in the table below, to be less than the ratio set forth opposite such period in such table:

               PERIOD                             MINIMUM RATIO
       9/30/99 through 3/30/00                      1.00:1.00
      3/31/00 through 12/30/00                      1.20:1.00
     12/31/00 and thereafter                        1.35:1.00

     SECTION 10.2 LEVERAGE RATIO. The Parent and the Borrowers will not permit the Leverage Ratio, determined as at the end of each fiscal quarter of the Parent ending during a period set forth in the table below, to be greater than the ratio set forth opposite such period in such table:

               PERIOD                             MAXIMUM RATIO
       9/30/99 through 12/30/99                     8.75:1.00
      12/31/99 through 3/30/00                      8.50:1.00
       3/31/00 through 6/29/00                      8.00:1.00
       6/30/00 through 9/29/00                      7.00:1.00
       9/30/00 through 12/30/00                     6.50:1.00
      12/31/00 through 3/30/01                      6.25:1.00
       3/31/01 and thereafter                       6.00:1.00

     SECTION 10.3 TANGIBLE NET WORTH. The Parent and the Borrowers on a consolidated basis will maintain at all times a consolidated Tangible Net Worth of not less than 85% of consolidated Tangible Net Worth at the Closing Date plus (i) 50% of cumulative net income (if positive) after the Closing Date, plus (ii) 100% of any net proceeds of equity issued.

     SECTION 10.4 MINIMUM MORTGAGED VESSEL VALUE. The Parent and the Borrowers will not, at any time, permit the appraised fair market value of the Mortgaged Vessels (as stated in the most current appraisals delivered to the Administrative Agent pursuant to SECTION 8.4(f) hereof) to be less than 200% of the Maximum Credit Exposure at such time. If on any date the fair market value of the Mortgaged Vessels as set forth in any Appraisal provided pursuant to Section 8.4(f) hereof is less than 200% of the Maximum Credit Exposure, then the Borrowers shall, as soon as possible, but in any event within fourteen (14) days after the date of delivery of the Appraisal, exercise any one or a combination of the following: (a) grant to the Administrative Agent, for the benefit of the Banks and the Issuing Bank, a perfected first priority security interest in one or more US Flag Vessels having a fair market value that, in the aggregate, is equal to or greater than the amount necessary to maintain a value of Mortgaged Vessels with a fair market value equal to or greater than 200% of the Maximum Credit Exposure; or (b) make a mandatory payment pursuant to Section 2.13 hereof, resulting in a corresponding permanent reduction in the Total Commitment whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages, in an amount sufficient to cause a reduction of the Maximum Credit Exposure such that the fair market value of the Mortgaged Vessels as set forth in the most recent Appraisal provided pursuant to Section 8.4(f) hereof is equal to or greater than 200% of the Maximum Credit Exposure. The Borrowers shall pay all reasonable costs and expenses of the Administrative Agent, the Issuing Bank and Banks and of counsel to the Administrative Agent incurred in connection with any such addition of Collateral. In the event the Borrowers are required to grant a security interest in a Vessel pursuant to this Section, Borrowers shall deliver an Appraisal on such Vessel, a mortgage or amendment to the U.S. Vessel Mortgage which grants to the Administrative Agent for the benefit of the Issuing Bank and the Banks, a perfected first priority security interest in such Vessel, a security agreement or amendment to the Security Agreement granting a perfected first priority security interest in earnings, insurance and other Property related to such Vessel, evidence of first lien priority and legal opinions of Borrowers' counsel, each in form and substance reasonably satisfactory to the Administrative Agent and the Majority Banks.

     SECTION 10.5 CAPITAL EXPENDITURES. The Parent will not, and will not permit any of its Subsidiaries to, make Capital Expenditures, other than Excluded Capital Expenditures and Maintenance Capital Expenditures, in an aggregate amount in any fiscal year of the Parent in excess of $20,000,000. In addition, and as a further limitation, the Borrowers will not make any Capital Expenditures other than (i) Maintenance Capital Expenditures, (ii) Excluded Capital Expenditures, and (iii) additional Capital Expenditures; PROVIDED that the aggregate amount of such additional Capital Expenditures made by the Borrowers during any one fiscal year pursuant to this clause
(iii) shall not exceed $3,000,000.

     SECTION 11. CLOSING CONDITIONS. The obligations of the Banks to amend and restate the Existing Credit Agreement and to convert the loans outstanding under the Existing Credit Agreement into Loans and to make the initial Loans hereunder and of the Issuing Bank to issue the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     SECTION 11.1 DELIVERY OF DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     SECTION 11.2 CERTIFIED COPIES OF CORPORATE DOCUMENTS; RESOLUTIONS. Each of the Banks shall have received from the Parent, each of the Borrowers and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification,  (b)  its  by-laws  as  in  effect  on  such  date  and  (c)
resolutions   of   its  board  of  directors  authorizing  the  transaction
contemplated hereby.

     SECTION 11.3 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Parent, each of the Borrowers and each of the Guarantors of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     SECTION 11.4 INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Parent, each of the Borrowers and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of each of the Borrowers, to make Loan Requests; and (c) to give notices and to take other action on such Person's behalf under the Loan Documents.

     SECTION 11.5 VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent, for the benefit of the Banks, and the Issuing Bank a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. The US Vessel Mortgage shall constitute a first preferred mortgage as defined in 46 U.S.C. Section 31322. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent and Majority Banks to perfect, protect and preserve such security interests shall have been duly effected. The Administrative Agent and Majority Banks shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     SECTION 11.6 PERFECTION CERTIFICATES AND LIEN SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers a completed and fully executed Perfection Certificate and the results of UCC, U.S. Coast Guard and other lien searches with respect to its Collateral, indicating no encumbrances other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent; provided that the requirements of this SECTION 11.6 may be satisfied by receipt by the Administrative Agent of such lien search results no later than fourteen
(14) days after the Closing Date.

     SECTION 11.7 CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security
Documents and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer) showing the Administrative Agent as additional insured or loss payee, as applicable.

     SECTION 11.8 FINANCIAL CONDITION. The Banks shall have received the financial statements referred to in SECTION 7.4 hereof, and the Banks shall be satisfied that such financial statements fairly present the business and financial condition of the Parent and its Subsidiaries as of the dates thereof and for the periods then ended.

     SECTION 11.9 SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate from each of the Parent, the Borrowers and the Guarantors dated as of the Closing Date as to the solvency of such Person following the consummation of the transactions contemplated hereby, which such certificates shall be in form and substance satisfactory to the Banks.

     SECTION 11.10 OPINIONS OF COUNSEL. Each of the Banks and the Administrative Agent shall have received a favorable opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Administrative Agent, from: Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to the Parent and the Borrowers.

     SECTION 11.12 PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid to the Administrative Agent for the accounts of the Banks, the Closing Fees pursuant to SECTION 5.1 hereof, all fees and expenses of the Administrative Agent's special counsel through the Closing Date (including an estimate for post closing fees and expenses), and all other amounts to be paid pursuant to SECTION 16 as accrued through the Closing Date.

     SECTION 11.12 BORROWING NOTICE. The Borrowers shall have delivered to the Administrative Agent a Loan Request with respect to any Loan requested to be made on the Closing Date.

     SECTION 11.13 APPRAISALS OF VESSELS, CLASS CONFIRMATIONS. The Administrative Agent shall have received from marine surveyors satisfactory to the Administrative Agent and Majority Banks a market value appraisal of each of the Vessels owned by the Borrowers subject to a Vessel Mortgage. Such appraisals shall be satisfactory to the Administrative Agent and Majority Banks in all respects and shall evidence that the Mortgaged
Vessels have a fair market value equal to or greater than 250% of the Maximum Credit Exposure on the Closing Date. The Administrative Agent shall have received a certificate from the classification society with respect to each such Vessel, issued as of a recent date and indicating that such Vessel is in compliance with the requirements of applicable law for use as intended.

     SECTION 11.14 CONCURRENT FUNDING. Inverness Management, LLC will concurrently fund, or will have funded, its entire $50,000,000 cash equity investment in the Parent, the net proceeds of which will be used to reduce the outstanding Indebtedness under the Existing Credit Agreement.

     SECTION 11.15 YEAR 2000. The Administrative Agent and the Banks shall have received and reviewed, with results satisfactory to the them, information confirming that the Parent, the Borrowers and their Subsidiaries are Year 2000 Compliant and information confirming that the Parent, the Borrowers and their Subsidiaries have successfully addressed the risks resulting from the failure of key vendors and customers to successfully address the Year 2000 problem.

     SECTION 11.16 TERMINATION OF EXISTING CREDIT AGREEMENT. The Existing Banks shall have assigned the Existing Credit Agreement and all obligations thereunder to the Agents and the Banks and BankBoston shall have assigned the liens held by it for the benefit of the banks in the Existing Credit Agreement to the Administrative Agent for the benefit of the Banks.

     SECTION 11.17 CERTIFICATE OF EXISTENCE; GOOD STANDING AND QUALIFICATION
TO DO BUSINESS.   Each of the Banks shall have received from the Parent and
each of the Borrowers certificates of existence and good standing from its state of incorporation or formation, and certificates of qualification to do business from each jurisdiction in which it does business.

     SECTION 11.18   OTHER   DOCUMENTS.  Such  other   approvals, opinions,
documents or materials as the Administrative Agent or any Bank may request.

     For the purpose of each Section under this Section 11, the term Bank shall include the Issuing Bank.

     SECTION 12. CONDITIONS TO ALL BORROWINGS. Each Banks' obligation to make any Loan and of the Issuing Bank to issue, extend or renew any Letters of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     SECTION 12. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Parent and its Subsidiaries contained in this Agreement, the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     SECTION 12.2 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan. It shall not be unlawful for the Issuing Bank, with respect to any request relating to the issuance, extension or renewal of a Letter of Credit, to issue, extend, or renew, or for any Bank to participate in the issuance, extension or renewal of, such Letter of Credit.

     SECTION 12.3 GOVERNMENTAL REGULATION. Each Bank and Issuing Bank shall have received such statements in substance and form reasonably satisfactory to such Bank and Issuing Bank as such Bank and Issuing Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     SECTION 12.4 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident hereto and thereto shall be satisfactory in substance and in form to the Issuing Bank, the Banks and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Issuing Bank, the Banks, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

     SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     SECTION 13.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrowers shall fail to pay any interest on the Loans, the Commitment Fee, any Letter of Credit Fee or other sums due hereunder or under any of the other Loan Documents owing by the Borrowers, within three
(3) days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) (i) the Borrowers or the Parent shall fail to comply with any of the covenants contained in SECTION 8.4, SECTION 8.5, the first sentence of SECTION 8.6, SECTION 9 or SECTION 10 hereof;

          (d) the Borrowers or the Parent or any Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this SECTION 13.1) for thirty (30) days after written notice of such failure has been given to the Parent by the Administrative Agent;

          (e) any representation or warranty of the Parent, either Borrower or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Parent, the Borrowers, any Guarantor or any of the Parent's other Subsidiaries (other than Subsidiaries which are not
Restricted Subsidiaries) shall fail to pay when due, or within any applicable period of grace, any amounts under Indebtedness of $1,000,000 or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $1,000,000 or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Parent, the Borrowers or any of the Parent's Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any such Person or shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, the Borrowers or any of the Parent's Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Parent, the Borrowers or any of the Parent's other Subsidiaries that, with other outstanding final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000;

          (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent, the Borrowers or any of the Parent's Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Parent, the Borrowers or any of the Parent's Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business;

          (l) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
(15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent, the Borrowers or any of the Parent's Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect.

          (m) the Parent, the Borrowers or any of the Parent's other Subsidiaries shall be indicted for a crime, a punishment for which could include the forfeiture of any assets of any such Person having a fair market value in excess of $500,000;

          (n) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, but excluding persons who are employees of the Parent or a Subsidiary of the Parent) shall acquire after the date hereof beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;

          (o) if the Parent shall at any time, legally or beneficially own less than 100% of the shares of the voting common stock of each of the Borrowers;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare an amount equal to the maximum aggregate amount that is or may thereafter become available for drawing under any outstanding Letters of Credit to be immediately due and payable, and declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become immediately due and payable in each case without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in SECTION 13.1(G), 13.1(H) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any further act of the Administrative Agent or any Bank and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Parent and the Borrowers.

     SECTION 13.2 TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in SECTION 13.1(g), SECTION 13.1(h) or SECTION 13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations, if any, to make Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or any date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations, if any, to issue, extend or renew Letters of Credit. If any such notice is given to the Borrowers the Administrative Agent will forthwith furnish a copy thereof to each of the Banks and the Issuing Bank. No termination of the credit hereunder shall relieve either of the Borrowers of any of the Obligations or any of their existing obligations to any of the Banks arising under any other agreements or instruments.

     SECTION 13.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to SECTION 13.1 hereof, the Administrative Agent, the Issuing Bank and each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Administrative Agent, the Issuing Bank and such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any
other  legal  or equitable right of such Bank or Issuing Bank.   No  remedy
herein conferred upon the Issuing Bank, any Bank or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     SECTION 13.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent, the Issuing Bank or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses (including without limitation, reasonable fees, expenses and disbursements of Agents' counsel) which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Banks and the Issuing Bank of all or any of the rights, remedies, powers and privileges of the Banks and the Issuing Bank under this Agreement or any of the other Loan Documents or in respect of the Collateral (including, without limitation, the protection, insurance, repair, costs of preparing for sale and sale of any Collateral) and to support the provision of adequate indemnity to the Administrative Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies, and then to the payment of enforcement costs (as defined in SECTION 16 hereof) of the Banks;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Administrative Agent's fee payable pursuant to the Fee Letter and all other Obligations, (ii) Obligations owing to the Banks and the Issuing Bank with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Banks, pro rata and
(iii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks, the Issuing Bank and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9.504(A)(3) of the Uniform Commercial Code of the State of Texas; and

          (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

     SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to
Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any of the Borrowers or the Parent, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. For purposes of this Section 14, the term "Bank" shall include the Issuing Bank.

     SECTION 15. THE ADMINISTRATIVE AGENT.

     SECTION 15.1 AUTHORIZATION. The Administrative Agent is authorized to take such action on behalf of each of the Banks and the Issuing Bank and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and each of the Banks and the Issuing Bank is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Banks and the Issuing Bank. Nothing contained in this Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks or the Issuing Bank. As an independent contractor empowered by the Banks and the Issuing Bank to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks and the Issuing Bank, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks, the Issuing Bank and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks, the Issuing Bank and the Administrative Agent. The Administrative Agent is hereby authorized and empowered to release Collateral without the consent of the Banks and the Issuing Bank upon the sale of such Collateral pursuant to SECTION 9.5.2 hereof.

     SECTION 15.2 EMPLOYEES AND AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

     SECTION 15.3 NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     SECTION 15.4 NO REPRESENTATIONS. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Parent, the Borrowers or the Guarantors, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or the Notes or to inspect any of the properties, books or records of the Parent or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Parent, any of the Borrowers, any Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks or the Issuing Bank, with respect to the credit-worthiness or financial condition of the Parent, any of the Borrowers or any of the Parent's other Subsidiaries. Each Bank and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     SECTION  15.5  PAYMENTS.

     SECTION 15.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by any of the Borrowers or any Guarantor to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank its pro rata share of payments received by the Administrative Agent, except as otherwise expressly provided herein or in any of the other Loan Documents.

     SECTION 15.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     SECTION 15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit
Participation or (b) to comply with the provisions of SECTION 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to such nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of such nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     SECTION 15.6 HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

     SECTION 15.7 INDEMNITY. The Issuing Bank and the Banks hereby ratably agree to indemnify and hold harmless the Administrative Agent-Related Persons from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expense which the Administrative Agent has not been reimbursed by the Borrowers as required by SECTION 16), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder ("indemnified liabilities"), INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT CONCURRENT, COMPARATIVE OR OTHERWISE OF THE INDEMNIFIED PERSON, except to the extent that any of the same shall be directly caused by the indemnified Person's willful misconduct or gross negligence.

     SECTION 15.8 ADMINISTRATIVE AGENT AS BANK. In its individual capacity, Wells Fargo shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

     SECTION 15.9 RESIGNATION. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, if any, hereunder. After any retiring Administrative Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     SECTION 15.10 NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this SECTION 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     SECTION 15.11 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default has occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby ratably agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     SECTION 15.12 DOCUMENTATION AGENT; SYNDICATION AGENT. The parties named as "Documentation Agent" herein or as "Syndication Agent" on the cover
hereof   shall   not   have   any   right,  power,  obligation,  liability,
responsibility or duty under this Agreement other than those applicable to all Banks. Without limiting the foregoing, neither the Documentation Agent nor the Syndication Agent shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied,
and will not rely, on the Documentation Agent or the Syndication Agent   in
deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION 16. EXPENSES. The Borrowers hereby jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this
Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Banks or the Issuing Bank (other than taxes based upon the Administrative Agent's or any Bank's or the Issuing Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Administrative Agent and each Bank and the Issuing Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the
Administrative  Agent's  special  counsel  or  any  local  counsel  to  the
Administrative   Agent   incurred   in  connection  with  the  preparation,
administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder and the termination hereof, (d) except as otherwise specified herein, the fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Issuing Bank or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) ("enforcement costs") incurred by any Bank or the Issuing Bank, and all enforcement costs incurred by the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Parent, any of the Borrowers, any of the Guarantors or any of the Parent's other Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, the Issuing Bank's or the Administrative Agent's relationship with the Parent, any of the Borrowers, any of the Guarantors or any of the Parent's other Subsidiaries under the Loan Documents or in connection with the transactions contemplated hereby and
(f) all reasonable fees, expenses and disbursements of any Bank or the Administrative Agent incurred in connection with UCC or other lien searches, UCC filings or registration of any other Security Documents, vessel mortgage recordings, or mortgage recordings. The covenants of this
SECTION 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     SECTION 17. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless each Administrative Agent-Related Person, the Issuing Bank and each Bank and their respective directors, officers, agents, representatives and employees (each an "Indemnified Person") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby, including, without limitation, (a) any actual or proposed use by the Borrowers, the Parent or any of the Parent's other Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Parent or any of the Borrowers or any of the Parent's other Subsidiaries comprised in the Collateral, (c) the Borrowers entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Parent and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, AND IN EACH CASE INCLUDING ANY LOSS, CLAIM, DAMAGE, EXPENSE, OR LIABILITY RESULTING FROM ANY INDEMNIFIED PERSON'S NEGLIGENCE, OTHER THAN WITH RESPECT TO CLAIMS OR DAMAGES RESULTING FROM ANY INDEMNIFIED PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL CONDUCT. This agreement shall not require the Borrowers or the Parent to indemnify an employee of a Bank for losses that such employee shall incur as a result of a dispute between such Bank and such employee. In litigation, or the preparation therefor, the Banks, the Issuing Bank and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers hereby jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 17 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The obligations of the Borrowers under this Section 17 shall be "Obligations" hereunder. The covenants contained in this Section 17 shall survive payment of satisfaction in full of all other Obligations.

     SECTION 18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent, any of the Borrowers or any of the Guarantors pursuant to this Agreement shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit, or any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Bank, the Issuing Bank or the Administrative Agent at any time by or on behalf of the Parent, any of the Borrowers or any of the Guarantors pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

     SECTION 19. ASSIGNMENT AND PARTICIPATION.

     SECTION 19.1 CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank and the Issuing Bank may assign to one or more banks or institutions all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of Loans owing to it and the Note held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Administrative Agent and the Issuing Bank and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's (or, if applicable, the Issuing Bank's) rights and obligations with respect to the Loans and other Obligations under this Agreement, (c) each assignment shall be in a minimum amount of $5,000,000 or a larger integral multiple of $1,000,000 (or less, if such assignment would be all of such Bank's (or, if applicable, the Issuing Bank's) interests, rights and obligations in respect of its Loans and other Obligations), and (d) in the case of an assignment by a Bank) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment, and in the case of an assignment by the Issuing Bank, the parties to such assignment shall execute and deliver to the Administrative Agent an assignment and acceptance agreement ("L/C Assignment") in form and substance satisfactory to the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (or, if applicable, L/C Assignment), which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance (or, if applicable, L/C Assignment), have the rights and obligations of a Bank (or Issuing Bank) hereunder, and (ii) the assigning Bank (or Issuing Bank) shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in SECTION 19.3, be released from its obligations under this Agreement.

     SECTION 19.2 CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance (or, if applicable, L/C Assignment), the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank (or Issuing Bank) makes no representation or warranty, express or implied, and assumes no
responsibility   with   respect   to   any   statements,   warranties    or
representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank (or Issuing Bank) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, any of the Borrowers, any of the Guarantors or any of the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent, any of the Borrowers, any of the Guarantors and the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in SECTION 7.4 and SECTION 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance (or, if applicable, L/C Assignment); (d) such assignee will, independently and without reliance upon the assigning Bank (or Issuing
Bank), the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is a bank or institution; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank (or Issuing Bank); (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees, if any, in respect of outstanding Letters of Credit and with respect to its pro rata share of Commitment Fees.

     SECTION 19.3 REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of (a) the names and addresses of the Banks and the Issuing Bank, (b) the Commitment Percentages of the Banks from time to time, (c) the principal amount of the Loans owing to the Banks from time to time, and (d) the Letter of Credit Participations purchased by the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Banks and the Issuing Bank may treat each Person whose name is recorded in the Register as a Bank (or Issuing Bank) hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Banks and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank (or Issuing Bank) agrees to pay to the Administrative Agent a registration fee in the sum of $3,500, as to which payment the Borrowers shall have no responsibility.

     SECTION 19.4 NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning
Bank).   Within  five  (5) Business Days after receipt of such notice,  the
Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Each new Note shall provide that it is a replacement for the surrendered Note, that it does not constitute a novation or discharge thereof and that it shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Note. Within five (5) days of issuance of any new Notes pursuant to this SECTION 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the
Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

     SECTION 19.5 PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of $2,000,000 or a larger integral multiple of $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     SECTION 19.6 DISCLOSURE. The Parent and the Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     SECTION 19.7 ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Parent or any of its Subsidiaries, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to SECTION 13.1 or SECTION 13.2, and the determination of the Majority Banks shall for all purposes of this
Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is either of the Borrowers or an Affiliate of the Parent or any of its Subsidiaries, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to SECTION 13.1 or SECTION
13.2 to the extent that such participation is beneficially owned by either of the Borrowers or any Affiliate of either of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     SECTION 19.8 MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank and Issuing Bank shall retain its rights to be indemnified pursuant to
SECTION 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank or Issuing Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this SECTION 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     SECTION 19.9 ASSIGNMENT BY BORROWERS. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks and the Issuing Bank.

     SECTION 20. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Parent or any of the Borrowers, at Trico Marine Services, Inc., 2401 Fountainview, Suite 626, Houston, Texas 77057,
Attention: President, or at such other address for notice as the Parent and the Borrowers shall last have furnished in writing to the Person giving the notice, with a copy to Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Place St. Charles, 201 St. Charles Avenue, New Orleans, Louisiana 70170, Attention: William B. Masters, Esq.;

          (b) if to the Administrative Agent, at 201 Third Street, 8{th} Floor, San Francisco, California 94103, Attention: Athene Mims, Vice President and Manager, or such other address for notice as the
Administrative Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank or the Issuing Bank, at such address set forth on SCHEDULE 1.1 hereto, or such other address for notice as such Bank or the Issuing Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     SECTION 21. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER SEAL UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AND THE PARENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER OR THE PARENT BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. EACH OF THE BORROWERS AND THE PARENT HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     SECTION 22.  HEADINGS.    The  captions  in  this  Agreement  are  for
convenience of reference only and shall not define or limit the provisions hereof.

     SECTION 23. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     SECTION 24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in SECTION 26.

     SECTION 25. WAIVER OF JURY TRIAL. The Parent and each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Parent and each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Parent and each of the Borrowers (a) certifies that no representative, agent or attorney of any Bank or the Administrative Agent has represented, expressly or otherwise, that such Bank or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that each of the Administrative Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     SECTION 26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended with, but only with, the written consent of the Parent, the Borrowers and the Majority Banks, and any consent or approval required or permitted by this Agreement to be given by one or more or all of the Banks may be given, and the performance or observance by the Parent and the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the amount of the respective Loans, the term of, and scheduled payments on, the Notes, and the amount of the Commitments of the Banks hereunder may not be changed, and the rate of interest on the Notes (other than interest accruing pursuant to <section>5.8 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the amount of Commitment Fee or Letter or Credit fees hereunder and the minimum fair market value of the Mortgaged Vessels required to be maintained by the Borrowers and the Parent pursuant to SECTION 10.4 hereof may not be reduced, without the written consent of the Parent, the Borrowers and the written consent of each Bank affected thereby; (ii) the definitions of Majority Banks and of Commitment Percentage and this SECTION 26 may not be amended without the written consent of all of the Banks; (iii) no Collateral may be released without the written consent of all of the Banks if, after giving effect to such release, the Parent and the Borrowers would not be in compliance with
SECTION 10.4 hereof; (iv) the amount of the Letter of Credit Fees payable for the Issuing Bank's account and SECTION 3 may not be amended without the written consent of the Issuing Bank; and (v) SECTION 15 may not be amended without written consent of the Administrative Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Parent, the Borrowers or any Guarantor shall entitle the Parent, the Borrowers or any Guarantor to other or further notice or demand in similar or other circumstances.

     SECTION 27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     SECTION 28. PARI PASSU TREATMENT.

          (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks and the Issuing Bank, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank and the Issuing Bank (including its Letter of Credit Participations and any Reimbursement Obligations owing to it) divided by the aggregate outstanding principal amount of all Obligations (including any Obligations not then due and payable).

          (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or the Parent (pursuant to SECTION 14 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this SECTION 28 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

          (c) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that it shall be deemed to have, automatically upon the occurrence of such Event of Default, purchased from each other Bank a participation in the risk associated with the Notes and Obligations held by such other Bank, so that the aggregate principal amount of the Notes and Obligations held by each Bank shall be equivalent to such Bank's Commitment Percentage as at the date of such Event of Default. Upon demand by the Administrative Agent, made at the request of the Majority Banks, each Bank that has purchased such participation shall pay the amount of such participation to one or more Bank(s) whose outstanding Loans and Letter of Credit Participations exceed their respective Commitment Percentages as at such date.

          (d) The Borrowers expressly consent to the foregoing arrangements and agree that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Person as fully as if such Person had made a Loan directly to the Borrowers in the amount of such participation.

     SECTION 29. INTENTIONALLY OMITTED.

     SECTION 30. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     SECTION 30.1 SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Parent and the Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Parent and/or the Borrowers or one or more of the Parent's other Subsidiaries, in connection with this Agreement or otherwise, by a Section 20 Subsidiary. Each of the Parent and the Borrowers, for itself and each of the Parent's other Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Administrative Agent and each Bank any information delivered to such Section 20 Subsidiary by the Parent or the Borrowers or any of the Parent's other Subsidiaries, and (b) the Administrative Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Administrative Agent or such Bank by the Parent or the Borrowers or any of the Parent's other Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     SECTION 30.2 CONFIDENTIALITY. Each of the Issuing Bank, the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Parent, the Borrowers or any of the Parent's other Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Issuing Bank, the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this SECTION 30, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Issuing Bank, the Banks or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over the Issuing Bank, any Bank or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, the Issuing Bank, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Issuing Bank, the Administrative Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in SECTION 30.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of SECTION 19.6 and this SECTION 30.2.

     SECTION 30.3 PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks, the Issuing Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Parent and the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     SECTION 30.4 OTHER. In no event shall any Bank, the Issuing Bank or the Administrative Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Parent, the Borrower or any of the Parent's other Subsidiaries. The obligations of each Bank under this SECTION 30 shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

     SECTION 31.  INTEREST.

          (a) It is the intention of the parties hereto to comply with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent, Documentation Agent, the Issuing Bank or the Banks or any other Person to the Borrowers or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes or any other Loan Document shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control,
(ii) neither any Borrower nor any other Person now or hereafter liable for the payment of the Notes or any Obligation shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or other Obligations, as applicable, or, if the Notes or other Obligations, as applicable, have been or would be paid in full, refunded to the Borrowers, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment thereof and otherwise relating thereto, and any communication to the Borrowers, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, collected, taken, reserved, or received in connection with the Notes, this Agreement or any other Loan Document which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans or other Obligations, as applicable, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

          (b)  Texas Finance Code,  Chapter  346 (formerly Tex.  Rev.  Civ.
Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under the Notes, this Agreement or the other Loan Documents or maintained in connection therewith.

          (c) To the extent that the interest rate laws of the State of Texas are applicable to the Loans or any other Obligations, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79,
Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly Article 5069-1.01(a)(1)), and, to the extent that this Agreement, the Notes or any other Loan Document is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 3.01.001(3) (formerly Article 5069-1.01(f)), the Payee retains the right to modify the interest rate in accordance with applicable law.

     SECTION 32. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 33.  ARBITRATION

          (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. <section>91 or any similar applicable state law.

          (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

          (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute.
Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

          (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.





      [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

                                           TRICO MARINE OPERATORS, INC.


                                           By______________________________
                                                Name:
                                                Title:
                                           TRICO MARINE ASSETS, INC.


                                           By______________________________
                                                Name:
                                                Title:
                                           TRICO MARINE SERVICES, INC.


                                           By______________________________
                                                Name:
                                                Title:




   [THIS IS A SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED REVOLVING
                             CREDIT AGREEMENT]

                                           WELLS FARGO BANK (TEXAS), NATIONAL
                                            ASSOCIATION individually and as
                                            Administrative Agent


                                           By______________________________
                                                Name:
                                                Title:

                                           WELLS FARGO BANK, N.A., as Issuing
                                            Bank


                                           By______________________________
                                                Name:
                                                Title:

   [THIS IS A SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED REVOLVING
                             CREDIT AGREEMENT]

                                           CHRISTIANIA BANK OG KREDITKASSE ASA,
                                            NEW YORK BRANCH individually and as
                                            Documentation Agent


                                           By______________________________
                                                Name:
                                                Title:


                                           By______________________________
                                                Name:
                                                Title:





   [THIS IS A SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED REVOLVING
                             CREDIT AGREEMENT]

                                           BANK ONE LOUISIANA, N.A.
                                            individually and as Syndication
                                            Agent


                                           By______________________________
                                                Name:
                                                Title:







   [THIS IS A SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED REVOLVING
                             CREDIT AGREEMENT]

                                           HIBERNIA NATIONAL BANK


                                           By______________________________
                                                Name:
                                                Title:





   [THIS IS A SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED REVOLVING
                             CREDIT AGREEMENT]

                                 EXHIBIT A

                                  FORM OF
             SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE


$________________                               ______________ ___  , 199__

     FOR VALUE RECEIVED, the undersigned TRICO MARINE OPERATORS, INC., a Louisiana corporation, and TRICO MARINE ASSETS, INC., a Delaware corporation, (collectively, the "Borrowers" and each, individually, a "Borrower"), hereby absolutely and unconditionally, jointly and severally and in solidarity (as provided in <section>5.9 of the Credit Agreement referred to below) promise to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the office of Wells Fargo Bank (Texas), National Association, as Administrative Agent, 1000 Louisiana, 3{rd} Floor, Houston, Texas 77002, or at such other location as the Administrative Agent may designate from time to time:

         a. on the Maturity Date, the principal amount of [INSERT BANK'S COMMITMENT] DOLLARS ($___) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrowers pursuant to the Third Amended and Restated Revolving Credit Agreement dated as of July __, 1999 (as the same may be amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrowers, Trico Marine Services, Inc., the Bank and such other lending institutions which are or may become parties thereto from time to time, and Wells Fargo Bank (Texas), National Association as Administrative Agent for itself and such other lending institutions (the "Administrative Agent"); and

         b. interest from the date hereof on the principal amount from time to time outstanding to and including the date on which the principal amount hereof is paid in full at the times and at the rates provided in the Credit Agreement.

     This Note and the other Notes issued of even date herewith evidence borrowings under, and have been issued by the Borrowers in accordance with the terms of, the Credit Agreement. This Note has been issued as an amendment and restatement of, but does not evidence payment, satisfaction, novation or discharge of, the Amended and Restated Revolving Credit Note issued to the Bank under the Existing Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof All capitalized terms used in this Note and not otherwise defined herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Borrowers irrevocably authorize the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement. This Note is a revolving note, and it is contemplated that by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder; notwithstanding any such occurrence, the Note shall remain valid and shall be in full force and effect as to each principal advance made hereunder subsequent to each such occurrence.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     It is the intention of the parties hereto to comply with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Note, the Credit Agreement or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Note, the Credit Agreement or such other Loan Documents require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by this Note or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent, Documentation Agent or the Banks or any other person to the Borrowers or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither any Borrower nor any other person or entity now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to the Borrowers, and (iv) the provisions of this Note, the Credit Agreement and the other Loan Documents securing the payment thereof and otherwise relating thereto, and any communication to the Borrowers, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, collected, taken, reserved, or received in connection with this Note or the Credit Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to this Note, the Loans or any other Loan Document.

     Texas Finance Code, Chapter 346 (formerly Tex. Rev. Civ. Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under this Note, the Credit Agreement or the other Loan Documents or maintained in connection therewith.

     To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly Article 5069-1.01(a)(1)), and, to the extent that this Note, the Credit Agreement or any other Loan Document is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 3.01.001(3) (formerly Article 5069-1.01(f)), the Payee retains the right to modify the interest rate in accordance with applicable law.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN
<section>20 OF THE CREDIT AGREEMENT.  EACH OF THE BORROWERS  HEREBY  WAIVES
ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, each of Trico Marine Operators, Inc. and Trico Marine Assets, Inc. has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.


                                                  TRICO MARINE OPERATORS, INC.


                                                  By:_________________________
                                                  Name:
                                                  Title:


                                                  TRICO MARINE ASSETS, INC.


                                                  By:_________________________
                                                  Name:
                                                  Title:

                                                                    Balance of
                            Amount         Amount of Principal       Principal            Notation
        Date                of Loan          Paid or Prepaid          Unpaid              Made By:

                                 EXHIBIT B

                           FORM OF LOAN REQUEST


                                      ____________, 199__


Wells Fargo Bank (Texas), National Association,
as Administrative Agent
1000 Louisiana, Third Floor
Houston, Texas  77002
Attention:  Joe Maxwell

     Re:  Loan Request
          ------------

Ladies and Gentlemen:

     The undersigned, Trico Marine Operators, Inc. and Trico Marine Assets, Inc. (collectively, the "Borrowers") hereby request that the Banks make a Loan pursuant to the terms and conditions set forth in the Third Amended and Restated Revolving Credit Agreement dated as of July __, 1999 (such agreement, as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, Trico Marine Services, Inc., Wells Fargo Bank (Texas), National Association and such other lending institutions which are or may become parties thereto from time to time (the "Banks"), and Wells Fargo Bank (Texas), National Association, as administrative agent for itself and such other lending institutions (the "Administrative Agent").

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Borrowers request that the Banks make a [Base Rate Loan in the principal amount of $__________] [Eurocurrency Rate Loan in the principal amount of $__________, with an Interest Period of _____ months] on the Drawdown Date of [___________]. We understand that this request obligates us to accept the requested Loan on the proposed Drawdown Date.

     The Borrowers hereby represent, warrant and certify to you (a) the proceeds specified herein shall be used in accordance with the provisions of the Credit Agreement, (b) the representations and warranties of the Borrowers contained in the Credit Agreement or otherwise made by the Borrowers in connection with the transactions contemplated thereby were true and correct in all respects when made and are true and correct in all respects on and as of the date hereof with the same effect as if made herein (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrowers have performed and complied in all respects with all of the terms and conditions contained in the Credit Agreement required to be performed or complied with by the Borrowers prior to or at the time of the borrowing requested herein, (d) after giving effect to the borrowing requested herein, the Borrowers shall be in compliance with the covenant contained in <section>10.4 of the Credit Agreement and with the borrowing limitations set forth in <section>2.1 of the Credit Agreement, and (e) at and as of the date hereof, no Default or Event of Default exists and no Default or Event of Default shall result from the consummation of the borrowing requested herein.

                                                  Very truly yours,

                                                  TRICO MARINE OPERATORS, INC.


                                                  By:_________________________
                                                  Name:
                                                  Title:
                                                  TRICO MARINE ASSETS, INC.


                                                  By:_________________________
                                                  Name:
                                                  Title:

                                 EXHIBIT C

                                  FORM OF
                          COMPLIANCE CERTIFICATE


                                  [Date]


To the Banks (as defined in the
  Credit Agreement referred to below)
c/o Wells Fargo Bank (Texas),
National Association, as Administrative Agent


Attn:

Ladies and Gentlemen:

     Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of July __, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among Trico Marine Operators, Inc., Trico Marine Assets, Inc., (each a "Borrower," and collectively, the "Borrowers"), Trico Marine Services, Inc. (the "Parent"), Wells Fargo Bank (Texas), National Association and such other lending institutions which are or may become parties thereto from time to time (the "Banks"), Wells Fargo Bank (Texas), National Association as administrative agent for itself and such other lending institutions (the "Administrative Agent"), and Christiania Bank og Kreditkasse as documentation agent for itself and such other lending institutions (the "Documentation Agent"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

     Pursuant to SECTION 8.4(C) of the Agreement, the Borrowers and the Parent, by the undersigned officers of the Borrowers and the Parent (who have reviewed the Loan Documents) hereby certify to each of you as follows:
(a) the information furnished in the calculations set forth on the Covenant Compliance Worksheet attached hereto as ANNEX A was true and correct as of the last day of the fiscal [year] [quarter] immediately preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; (c) the Borrowers and the Parent are in compliance with
SECTION 8.6(C) of the Credit Agreement; (d) the representations and warranties of each Borrower, the Parent and each Subsidiary contained in
SECTION 7 of the Credit Agreement, and in all material respects, in each of the other Loan Documents to which any Borrower, the Parent or Subsidiary is a party, are true and correct in all material respects on and as of the date hereof as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such earlier date) and (e) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

     IN WITNESS WHEREOF, each of the Parent and the Borrowers, has executed this Compliance Certificate as of the date first written above.

                                                  TRICO MARINE SERVICES, INC.


                                                  By__________________________
                                                        Name:
                                                        Title:
                                                  TRICO MARINE OPERATORS, INC.


                                                  By__________________________
                                                        Name:
                                                        Title:
                                                  TRICO MARINE ASSETS, INC.


                                                  By__________________________
                                                        Name:
                                                        Title:

                                 EXHIBIT D


                                  FORM OF
                         ASSIGNMENT AND ACCEPTANCE

                        Dated as of _______, ______

     Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of July __, 1999 (as amended and in effect from time to time, the "Credit Agreement"), by and among Trico Marine Operators, Inc. ("Marine Operators"), a Louisiana corporation, Trico Marine Assets, Inc. ("Marine Assets"), a Delaware corporation (each of Marine Operators and Marine Assets, a "Borrower," and collectively, the "Borrowers"), Trico Marine Services, Inc. (the "Parent"), the lending institutions party to the Credit Agreement, Wells Fargo Bank, N.A., as Issuing Bank (the "Issuing Bank"), Wells Fargo Bank (Texas), National Association, as administrative agent (in such capacity, the "Administrative Agent") for itself and such financial institutions, and Christiania Bank og Kreditkasse ASA, New York Branch, as documentation agent (in such capacity, the "Documentation Agent") for itself and such financial institutions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

    _____________________ (the "Assignor") and ___________ (the "Assignee")
hereby agree as follows:

    1. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, as of the Effective Date (as hereinafter defined), a [$_________ ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [_____% of the Total Commitment, and the risk relating to the outstanding Letters of Credit].

    2. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof (and without giving effect to assignments thereof which have not yet become effective), [its Commitment is $________ and its Percentage and its participating interest in the risk relating to any outstanding Letters of Credit is _______%] and (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, any of the Borrowers, any of the Guarantors, or any of the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent, any of the Borrowers, any of the Guarantors, or any of the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

     The Assignor requests that the Borrower(s) exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

    NOTES PAYABLE TO
      THE ORDER OF:           TYPE OF NOTE:                  AMOUNT OF NOTE:
    [Assignor]                 [US Note]                       [$        ]

   3. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to <section><section>7.4 and
8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any of the other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank [; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to it with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit].

    4. The effective date for this Assignment and Acceptance shall be __________, ______ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower(s) hereto having been obtained, if required under the terms of the Credit Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for consent by the Administrative Agent and recording in the Register by the Administrative Agent. Upon the Administrative Agent's acceptance and consent to this Assignment and Acceptance and the Administrative Agent's receipt of the required registration fee in the amount of $3500, the Administrative Agent will record this Assignment and Acceptance in the Register and SCHEDULE 1.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1.1 annexed hereto.

    5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to <section>17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

    6. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

    7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO BE AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

    8.    This Assignment and Acceptance may be executed in any  number  of
counterparts   which  shall  together  constitute  but  one  and  the  same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                                  [THE ASSIGNOR]


                                                  By:_____________________
                                                        Name:
                                                        Title:
                                                  [THE ASSIGNEE]


                                                  By:_____________________
                                                        Name:
                                                        Title:

CONSENTED TO:

[TRICO MARINE OPERATORS, INC.


By:__________________________
   Name:
   Title:]


[TRICO MARINE ASSETS, INC.


By:__________________________
   Name:
   Title:]


WELLS FARGO BANK (TEXAS),
NATIONAL ASSOCIATION, AS
  ADMINISTRATIVE AGENT


By:__________________________
   Name:
   Title:


WELLS FARGO BANK, N.A., AS
  ISSUING BANK


By:__________________________
   Name:
   Title:


By:__________________________
   Name:
   Title: